As filed with the Securities and Exchange Commission on October 12, 2017

File No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under
The Securities Act of 1933

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7200 (Primary Standard Industrial Classification Code Number)	90-1118043 (I.R.S. Employer Identification No.)

344 S. Hauser Blvd, Suite 414 Los Angeles, CA 90036 (855) 250-2300	Action Stock Transfer Corporation 2469 East Fort Union Boulevard, Suite 214 Salt Lake City, Utah 84121 (801) 274-1088
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
David Ficksman

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholder identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)(3)		Proposed Maximum Aggregate Offering Price (2)(3)		Amount of Registration Fee (2)(3)
Common Stock, par value $0.0001 per share	25,000,000	$	NA		$2,000,000		$249

Total				$		$

(1) The shares of our common stock being registered hereunder are being registered for sale by the selling stockholder, as defined in the accompanying prospectus.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution from stock splits, stock dividends, or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended. Common stock shares issuable under the Purchase Agreement are calculated on the basis of the average of the bid and asked prices of the Registrant’s common stock reported on the OTCQB market on October 11, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated October 12, 2017

nFüsz, Inc.

25,000,000 Shares of Common Stock

This prospectus relates to the offer and resale by Kodiak Capital Group, LLC (“Kodiak”), a Delaware limited liability company, of up to 25,000,000 shares of our common stock that Kodiak has agreed to purchase from us in accordance with the terms and conditions of an Equity Purchase Agreement, dated September 15, 2017, (the “Purchase Agreement”), between us and Kodiak, pursuant to which we have the right to “put” to Kodiak (the “Put”) up to $2 million in shares of our common stock. All of the shares, when sold, will be sold by Kodiak.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by Kodiak. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the Put under the Purchase Agreement.

Kodiak is an “underwriter” within the meaning of the Section 2(a)(11) of the Securities Act of 1933, as amended.

Kodiak may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how Kodiak may sell the shares of common stock being registered pursuant to this prospectus. Kodiak has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB market under the symbol “FUSZ”. On October 11, 2017, the last quoted sale price of our common stock as reported on the OTCQB Market was $0.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2017

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized the placement agent or any underwriters, brokers or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” the “Company” and “nFüsz” refer to nFüsz, Inc. You should read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. are collectively referred to as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

On the effective date of the merger, our name was changed to “nFüsz, Inc.” and our Articles of Incorporation, as amended (the “Articles”), were further amended to reflect our new legal name. With the exception of the name change, there were no other changes to our Articles.

Nature of Business

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we offer under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, software-as-a-service (“SaaS”), customer relationship management (“CRM”), sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as to artists and social influencers. Our notifiCRM platform is an enterprise scalable customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiTV and notifiLIVE products are part of our proprietary interactive video platform that allows viewers to interact with pre-recorded as well as live broadcast video content by clicking on links that we embed in people, objects, graphics or sponsors’ signage displayed on the screen. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

Corporation Information

Our principal executive offices are located at 344 S. Hauser Blvd., Suite 414, Los Angeles, CA 90036, and our telephone number is (855) 250-2300. Our website address is www.nfusz.com, although the information on our website is not deemed to be part of this prospectus.

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THE OFFERING

This prospectus relates to the resale from time to time of up to 25,000,000 shares of our common stock, par value $0.0001 per share, by Kodiak pursuant to the Purchase Agreement, dated September 15, 2017.

Effective September 26, 2017, we entered into the Purchase Agreement, dated September 15, 2017, with Kodiak. Under the Purchase Agreement, we may from time to time, in our discretion, sell shares of our common stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment will automatically terminate on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the Purchase Agreement for an aggregate purchase price of $2,000,000, or September 15, 2019. We have no obligation to sell any shares under the Purchase Agreement.

As provided in the Purchase Agreement, we may require Kodiak to purchase shares of common stock from time to time by delivering a put notice (“Put Notice”) to Kodiak specifying the total number of shares to be purchased (such number of shares multiplied by the Purchase Price described below, equals the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each Put Notice. We may determine the Investment Amount provided that such amount may not be less than $25,000. Our ability to issue Put Notices to Kodiak and require Kodiak to purchase our common stock is not contingent on the trading volume of our common stock. Kodiak will have no obligation to purchase shares under the applicable Purchase Agreement to the extent that such purchase would cause Kodiak to own more than 9.99% of our then-issued and outstanding common stock (the “Beneficial Ownership Limitation”).

For each share of our common stock purchased under the Purchase Agreement, Kodiak will pay a Purchase Price equal to 80% of the Market Price. The Market Price is defined as the volume weighted average price (the “VWAP”) on the principal trading platform for the Common Stock, as reported by OTC Markets Group, Inc. (“OTC Markets”), for the five consecutive trading days immediately preceding the closing date (each, a “Closing Date”) associated with the applicable Put Notice (the “Valuation Period”). Kodiak’s obligation to purchase shares is subject to customary closing conditions, including without limitation a requirement that this registration statement remain effective registering the resale by Kodiak of the shares to be issued under the Purchase Agreement (the “Registration Statement”). The Purchase Agreement also contains covenants, representations and warranties by us and Kodiak that are typical for transactions of this type, including customary mutual indemnification rights. The Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

Effective September 26, 2017, as a commitment fee under the Purchase Agreement for which we received no proceeds, we issued to Kodiak an unsecured Promissory Note (the “Commitment Note”), dated September 15, 2017, for the principal amount of $100,000 with interest at the rate of 5% per annum, payable nine months from the issue date. The Purchase Agreement provides that in the event this Registration Statement is not effective by December 31, 2017, through no fault of ours, the Commitment Note shall be deemed cancelled, null and void, and of no further force and effect. In exchange for proceeds of $100,000, we issued to Kodiak an additional unsecured Promissory Note (the “First Note”), dated September 15, 2017 and effective September 26, 2017, in the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. Upon the filing of this Registration Statement, and in exchange for additional proceeds of $100,000, we issued to Kodiak an additional note (the “Second Note”) for the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. (the Commitment Note, the First Note, and the Second Note hereinafter referred to collectively as the “Notes”) The principal amount and accrued interest under the Notes are not convertible except in the event of default. In the event of default, the conversion price for the Notes shall be the lesser of $0.25 per share or 70% of the lowest trading price during the ten-trading-day period prior to the conversion date. Conversion of the Notes is subject to the Beneficial Ownership Limitation. None of the shares underlying any of the Notes is being registered under this Registration Statement.

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Effective September 26, 2017, and as an additional commitment fee under the Purchase Agreement, we issued to Kodiak two Common Stock Purchase Warrants, each dated September 15, 2017, the first of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.15 per share (the “First Warrant”), and the second of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.20 per share (the “Second Warrant”). The Purchase Agreement also provides for the issuance of a third Common Stock Purchase Warrant as an additional commitment fee, entitling Kodiak to purchase up to 4,000,000 shares of our common stock at an exercise price of $0.25 per share (the “Third Warrant”), to be issued only upon, and subject to, the occurrence of the first Closing Date. (The First, Second, and Third Warrants are hereinafter referred to collectively as the “Warrants”). The exercise price and number of common shares to be issued under each of the Warrants are subject to adjustments provided for in each such Warrant and are also subject to the Beneficial Ownership Limitation. None of the shares underlying any of the Warrants is being registered under this Registration Statement.

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with Kodiak requiring us to prepare and file, within 30 days of the date hereof, this Registration Statement registering the resale by Kodiak of shares to be issued under the Purchase Agreement, to use commercially reasonable efforts to cause the Registration Statement to be declared effective, and to keep the Registration Statement effective until (i) the date on which Kodiak may sell all the shares under Rule 144 without volume limitations, or (ii) the date on which Kodiak no longer owns any of the shares.

The foregoing description of the terms of the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the agreements/instructions themselves, copies of which were filed as exhibits to our Current Report on Form 8-K, filed October 2, 2017, the terms of which are incorporated herein by reference. The benefits, representations, and warranties set forth in such documents (if any) are not intended to, and do not constitute our continuing representations and warranties or those of any other party to persons not a party thereto.

As of September 30, 2017, there were 112,735,353 shares of our common stock outstanding, of which 83,479,055 shares were held by non-affiliates. If all of the 25,000,000 shares offered by Kodiak under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 18% of the total number of shares of our common stock outstanding, and approximately 23% of the total number of outstanding shares held by non-affiliates, in each case, as of the date hereof. The number of shares ultimately offered for resale by Kodiak is dependent upon the number of shares that we issue and sell to Kodiak under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of each of such issuance and sales. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after each such issuance and sale to Kodiak.

3

Securities Offered

Shares of common stock to be offered by Kodiak:	Up to 25,000,000 shares that we may issue and sell to Kodiak under the Purchase Agreement.

Shares of common stock outstanding prior to the offering:	112,735,353

Shares of common stock to be outstanding after giving effect to the issuance and sale of an aggregate of 25,000,000 shares of common stock to Kodiak under the Purchase Agreement, which shares are registered hereunder:	137,735,353

Shares of common stock issuable upon exercise of outstanding warrants and convertible promissory notes:

The total number of shares of our common stock outstanding prior to the Offering, and to be outstanding after giving effect to the total issuance sale of 25,000,000 shares to Kodiak under the Purchase Agreement registered hereunder, excludes the following:

●             21,815,456 shares of common stock issuable upon exercise of outstanding warrants as of the date of this prospectus with a weighted average exercise price of $0.13 per share. (Includes the first one million Warrants issued to Kodiak as of 9/30/17).

22,430,953 shares of common stock issuable upon exercise of outstanding stock options as of the date of this prospectus with a weighted average exercise price of $0.26 per share.

●     15,995,260 shares of common stock issuable upon exercise of outstanding convertible promissory notes as of the date of this prospectus with a weighted average exercise price of $0.08 per share. (Excludes redemption rights under the outstanding convertible preferred shares issued to RedDiamond Partners LLC).

●     Excludes any common stock issuable under the redemption rights of the outstanding convertible preferred shares issued to RedDiamond Partners LLC.

Use of proceeds:	We will not receive any proceeds from the sale of shares of common stock by Kodiak in this offering. However, we may receive up to $2 Million from the sale and issuance of shares of common stock to Kodiak pursuant to Put Notices that we may issue to Kodiak under the Purchase Agreement. Any proceeds that we receive from sales and issuances to Kodiak under the Purchase Agreement will be used for general corporate purposes and, potentially, certain expenses in connection with the redemption of shares of our Series A Preferred Stock. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	FUSZ

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations, and our auditors have issued a “going concern” audit opinion.

To date, we have not derived any revenues from our operations and have incurred losses since inception. Our net loss was $4,274,105 for the year ended December 31, 2016 and $6,955,228 for the year ended December 31, 2015. As of December 31, 2016, we had a stockholders’ deficit of $3,468,223. We had a stockholders’ deficit of $3,995,900 as of June 30, 2017 and utilized $794,754 of cash for the period then ended. We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. In addition, since we became a public company in 2014, we have been incurring significantly increased accounting, legal and other expenses that we were incurring as a private company. These expenditures will make it necessary for us to continue to raise additional working capital and make it harder for us to achieve and maintain profitability. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. If we are forced to reduce our operating expenses, our growth strategy could be compromised. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives.

Our independent auditors have indicated in their report on our December 31, 2016 consolidated financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

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The ability of our business to continue its normal and planned operations and to grow and compete will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms, or at all, to continue our normal and planned operations and to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to continue our normal and planned operations and to finance our current growth plans, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders. We may not be able to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with continuing to operate as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity and debt investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale and issuance of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell and issue our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants that could restricting our business activities, and holders of debt instruments will likely have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues and competitive position.

Our business is highly competitive and any failure to adapt to changing consumer preferences may adversely affect our business and financial results.

We operate in a highly competitive, consumer-driven and rapidly changing environment. Our success will, to a large extent, be dependent on our ability to acquire, develop, adopt, upgrade and exploit new and existing technologies to address consumers’ changing demands and distinguish our services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, are not available at competitive prices or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer. The ability of our competitors to introduce new technologies, products and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors’ product and service offerings may require us in the future to incur additional research and development expenditures or to offer products and services at no additional charge or at a lower price. In addition, the uncertainty of our ability, and the costs to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner.

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We expect that the success of our business will be highly correlated to general economic conditions.

We expect that demand for our products and services will be highly correlated with general economic conditions, as we expect a substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States or in other countries in which we may operate may adversely impact our financial results. Because such declines in demand are difficult to predict, we or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment and other factors.

Legal challenges to our intellectual property rights could adversely affect our financial results and operations.

We rely on licenses and other agreements with our vendors and other parties and other intellectual property rights to conduct our operations. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted. We may need to change our business practices if any of these events occur, which may limit our ability to compete effectively and could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business.

The capacity, reliability and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, which could include the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited or no control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our services, retain our current users and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses.

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We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers and licensors to supply some of the services, hardware, software and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results and financial condition.

Our business may be affected by changing consumer preferences or by failure of the public to accept any new product offerings we may pursue.

The production and distribution of entertainment content is an inherently risky business because the revenue that may be derived depends primarily on the public’s acceptance of the content, which is difficult to predict. Consumer and audience tastes change frequently and it is a challenge to anticipate what offerings, if any, will be successful at a certain point in time. In addition, competing entertainment content, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy and increasing digital and on-demand distribution offerings may also affect the audience for our content. Our expenses may increase as we invest in new programming ideas, and there is no guarantee that the new programming will be successful or generate sufficient revenue to recoup the expenditures.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our President and Chief Executive Officer, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

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Risks Related to Ownership of our Common and Preferred Stock

Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.

We are currently authorized to issue up to 200,000,000 shares of common stock and 15,000,000 shares of preferred stock, of which 112,735,353 shares of common stock and 346,500 shares of preferred stock are currently issued and outstanding as of September 30, 2017. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price it considers sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of then current stockholders.

Trading on the OTC Bulletin Board and the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the Over the Counter Bulletin Board (an interdealer quotation system that is used by subscribing FINRA members) and on the OTCQB operated by the OTC Markets Group, Inc. Trading in stock quoted on these markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our operating performance. Moreover, the neither of these markets is a “stock exchange,” and trading of securities on these markets is often more sporadic than the trading of securities listed on a national securities exchange like The NASDAQ Stock Market or the NYSE American. Accordingly, stockholders may have difficulty reselling any of our shares owned by them.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares of our common stock unless they sell them.

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If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

The market price of shares of our common stock may be volatile.

The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of shares of our common stock. These factors may materially adversely affect the market price of shares of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of shares of our common stock.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliates beneficially own over 40% of our outstanding voting stock. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

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●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our articles of incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors. You should not place undue reliance on these forward-looking statements.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Kodiak. We will not receive any proceeds upon the sale of shares by Kodiak in this offering. However, we may receive gross proceeds of up to $2 million under the Purchase Agreement with Kodiak assuming that we sell and issue the full amount of our common stock that we have the right, but not the obligation, to sell and issue to Kodiak under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

The principal purposes of this offering are to increase our capitalization and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Purchase Agreement. However, we currently intend to use the net proceeds primarily for general corporate purposes, including working capital, research and development, sales and marketing activities and capital expenditures and, if and as required, the redemption of some or all of our outstanding shares of Series A Preferred Stock for a maximum of $395,000. We may also use a portion of those net proceeds for the acquisition of, or investment in, technologies or businesses that complement our business, although we have no commitments or agreements to enter into any such acquisitions or investments. We will have broad discretion over the uses of those net proceeds. Pending these uses, we intend to invest those net proceeds in short-term, investment-grade money market funds.

Even if we sell and issue $2 million worth of shares of our common stock to Kodiak pursuant to the Purchase Agreement, we will need to obtain additional financing in the future in order to fully fund all of our planned research and development activities. We may seek additional capital in the private and/or public equity markets, pursue business development activities to continue our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them, when appropriate. However, there can be no assurances that we can consummate any such a transactions, or consummate any transactions at favorable pricing or acceptable timing.

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DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCQB market under the symbol “FUSZ” since April 21, 2017. From November 21, 2014 through April 20, 2017 our common stock was quoted on the OTCQB market under the symbol BBTH. The following table sets forth for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTC Markets.

	Price Rangeu
Period	High	Low
Year Ended December 31, 2015:
First Quarter	$1.99	$1.30
Second Quarter	$1.30	$1.30
Third Quarter	$3.00	$1.30
Fourth Quarter	$2.00	$0.0375
Year Ended December 31, 2016:
First Quarter	$0.10	$0.025
Second Quarter	$0.18	$0.05
Third Quarter	$0.199	$0.25
Fourth Quarter	$0.1689	$0.05
Year Ending December 31, 2017:
First Quarter	$0.16	$0.0716
Second Quarter	$0.51	$0.09
Third Quarter (through September 30, 2017)	$0.23	$0.07

On October 11, 2017, the last reported price of our common stock quoted on the OTCQB market was $0.10 per share. The OTCQB market prices set forth above represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

Holders of Common Stock

As of September 30, 2017, there were 90 holders of record of our common stock. As of such date, 112,735,353 shares of our common stock were issued and outstanding.

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Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	Nil	N/A	Nil
Equity compensation plans not approved by security holders	7,656,250	$0.66	4,343,750
Total	7,656,250	$0.66	4,343,750

Effective October 16, 2014, our board of directors adopted and approved our 2014 Stock Option Plan. The purpose of the plan is to (a) enable our Company and any of our affiliates to attract and retain the types of employees, consultants and directors who will contribute to our Company’s long-range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of our company; and (c) promote the success of our Company’s business.

The Plan provides for the grant of incentive stock options to purchase shares of our common stock to our directors, officers, employees and consultants. The Plan is administered by our board of directors, except that it may, in its discretion, delegate such responsibility to a committee comprised of at least two directors. A maximum of 12,000,000 shares were reserved and set aside for issuance under the Plan. Each option, upon its exercise, entitles the optionee to acquire one share of our common stock, upon payment of the applicable exercise price, which is determined by our board at the time of grant. Stock options may be granted under the Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by our board, subject to earlier termination in accordance with the terms of the Plan.

Vesting terms are determined by our board of directors at the time of grant, provided that, if no vesting schedule is specified at the time of grant, 25% of the options granted will vest on first anniversary of the date of grant, and 25% of such options will vest each year thereafter, until fully vested. Options that have vested will terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the options; (ii) the date of an optionee’s termination of employment or contractual relationship with our company for cause (as determined in the sole discretion of the plan administrator; (iii) the expiration of three months from the date of an optionee’s termination of employment or contractual relationship with our Company for any reason whatsoever other than cause, death or disability (as defined in the plan); or (iv) the expiration of one year from termination of an optionee’s employment or contractual relationship by reason of death or disability.

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DILUTION

Investors who purchase shares of our common stock will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma, as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of June 30, 2017, we had a negative net tangible book value of $3,995,900, or approximately $(0.04) per share of common stock.

Dilution in net tangible book value per share represents the difference between the assumed offering price per share of common stock of $0.08 (80% of $0.10, the closing price of our common stock on October 11, 2017). The following table illustrates this per share dilution:

Assumed offering price per share of common stock		$0.08
Net tangible book value per share as of June 30, 2017	$(0.04)
Increase in as adjusted net tangible book value per share attributable to the sale and issuance of shares of common stock under the Purchase Agreement	0.02
Pro Forma net tangible book value per share of common stock after the sale and issuance of shares under the Purchase Agreement		(0.02)
Dilution per share of common stock to existing stockholders		$(0.02)

To the extent that we sell and issue less than $2 million worth of shares under the Purchase Agreement, or to the extent that some or all sales and issuances are made at prices lower than or in excess of the assumed price per share of $0.08, then the dilution reflected in the table above will differ. The above table is based on 105,072,899 shares of our common stock outstanding as of June 30, 2017, adjusted for (1) the assumed sale and issuance of $2 million in shares of our common stock to Kodiak under the Purchase Agreement at the assumed purchase price described above and after deducting estimated offering expenses payable by us, (2) 4,479,435 shares issued for services, (3) 2,368,824 shares for conversion of Series A Preferred Stock into our common shares of stock, (4) 564,195 shares for conversion of debt, and (5) 250,000 shares issued for stock subscription.

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To the extent that we sell and issue additional shares of our common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock reflected in the discussion and calculations for the figures appearing in the table above is based on 112,735,353 shares of our common stock outstanding as of September 30, 2017 and excludes, as of that date:

●	Up to 21,815,456 shares of our common stock issuable upon exercise of outstanding warrants as of the date of this prospectus with a weighted average exercise of $0.13 per share;

●	Up to 22,430,953 shares of our common stock issuable upon exercise of outstanding stock options as of the date of this prospectus with a weighted average exercise price of $0.26 per share; and

●	Up to 15,995,260 shares of common stock issuable upon exercise of conversion rights associated with outstanding promissory notes as of the date of this prospectus with a weighted average conversion price of $0.08 per share; and

●	Excludes any common stock issuable under the redemption rights of the outstanding convertible preferred shares issued to RedDiamond Partners LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services, products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

Forward-looking statements in this prospectus include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this prospectus, which you should carefully read. Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.

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In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common shares in our capital stock.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The following discussion should be read together with the information contained in the unaudited condensed consolidated financial statements and related notes included in this prospectus.

Overview

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we offer under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, SaaS, CRM, sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as artists and social influencers. Our notifiCRM platform is an enterprise scalable customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiTV and notifiLIVE products are part of our proprietary interactive video platform allowing viewers to interact with pre-recorded as well as live broadcast video content by clicking on links we embed in people, objects, graphics or sponsors’ signage displayed on the screen. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

We previously operated under the name bBooth, Inc. and were engaged in the manufacture, marketing, and operation of audition booths deployed in shopping malls and other high-traffic venues in the United States. The audition booths were portable recording studio kiosks, branded and marketed as “bBooths,” in which customers could audition for TV shows such as American Idol in their local geographic areas. The bBooths were Internet connected and integrated into a social media, messaging, gaming, music streaming and video-sharing app called bBoothGO.

Critical Accounting Policies

Our Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. On an ongoing basis, we evaluate our estimates, including those related to valuation of the fair value of financial instruments, share based compensation arrangements and long-lived assets. These estimates are based on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

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Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share based payments. Amounts could materially change in the future.

Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. During the year ended December 31, 2015, we made this analysis and determined there were no reliable predictors of future cash flows in connection with our intangible assets or our bBooth-related equipment. Accordingly, we concluded that impairment of those assets was appropriate and recorded an aggregate impairment charge of $1,387,100 for the year ended December 31, 2015. No impairment of long-lived assets was required for the year ended December 31, 2016. No impairment of long-lived assets was required for the six months ended June 30, 2017.

Stock Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. We account for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. We account for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of our common stock option grants is estimated using the Black-Scholes Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes Option Pricing model could materially affect compensation expense recorded in future periods.

Going Concern

We have incurred operating losses since inception and have negative cash flows from operations. We had a stockholders’ deficit of $3,995,900 as of June 30, 2017 and utilized $794,754 in cash for the six-month period ended June 30, 2017. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations.

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Our condensed consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until our company begins generating positive cash flow.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of June 30, 2017, we had no off-balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentration of credit risk consist of cash and accounts receivable. Under Section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, for the two-year period of January 1, 2015 through December 31, 2016, cash balances in noninterest-bearing transaction accounts at all FDIC-insured depository institutions are provided temporary unlimited deposit insurance coverage. As of June 30, 2017, there were no cash balances in interest-bearing accounts.

Trends, Events, and Uncertainties

Development of new technologies or product solutions is, by its nature, unpredictable. Although we will undertake development efforts with commercially reasonable diligence, there can be no assurance that we will have adequate capital to develop our technology or products to the extent needed to create future sales to sustain our operations.

No assurance can be provided that our technology or products will be adopted, that we will ever earn revenue sufficient to support our operations, or that we will ever be profitable. Furthermore, since we have no committed source of financing, we can provide no assurance that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Other than as discussed above and elsewhere in this prospectus, we are not aware of any trends, events, or uncertainties that are likely to have a material effect on our financial condition.

Recent Accounting Policies

For a summary of our recent accounting policies, refer to Note 2 of our unaudited condensed consolidated financial statements included under the section, “Index to Financial Statements.”

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Results of Operations - Years Ended December 31, 2016 and 2015

The following is a comparison of the results of our operations for the year ended December 31, 2016 and 2015.

	For the Year Ended
	December 31, 2016		December 31, 2015	$ Change

Net sales	$		$-	$-

Research and development expense		257,803	241,637	16,166
General and administrative expense		2,873,185	5,174,515	(2,301,330)
Impairment charges		-	1,387,100	(1,387,100)
Loss from operations		(3,130,988)	(6,803,252)	3,725,162
Other income		52,898	-	52,898
Other expense, net		(1,195,149)	(151,976)	(1,043,173)
Loss before income taxes		(4,273,239)	(6,955,228)	2,681,989
Income tax provision		866	-	866
Net loss		$(4,274,105)	$(6,955,228)	$2,681,123

We did not have any revenue in 2015 or 2016.

Operating Expenses

Research and development expenses are primarily expenses to vendors contracted to perform research projects and develop technology. In 2016 research and development initiatives supported our notifi cloud-based, Software-as-a-Service (SaaS) platform, while 2015 research and development supported our bBooths and mobile app. Overall our research and development expenses remained consistent in 2016 compared to 2015.

General and administrative expenses for 2016 decreased by $2,301,330 as compared to 2015. The decrease in general and administrative expenses is primarily due to the transition of our business model to our notifi cloud-based, Software-as-a-Service (SaaS) platform that resulted in $956,902 labor related savings and lower operating expenses of $522,513. Additional savings are attributed to amortization expense of $331,008 related to the acquisition of the Songstagram assets in January 2015 and lower share-based compensation expense of $322,046.

Due to the change in the nature of our business, we performed an impairment analysis in December 2015 on our long-lived assets, consisting of our intangible assets and property and equipment, and determined there were no reliable predictors of future cash flows in connection with the assets. Accordingly, we concluded that our intangible assets and our bBooth-related equipment were impaired. As a result, we recorded an aggregate impairment charge of $1,387,100 as of December 31, 2015.

Other expense, net, for 2016 amounted to $1,195,149, which represented interest expense of $332,692 on outstanding notes payable during this time-frame and $398,594 as interest expense for amortization of debt discount. We also incurred a loss from debt extinguishment in the amount of $455,975 in 2016. The amount of other expense, net, was lower in 2015 as we did not have loss from debt extinguishment and significant amount of borrowings through notes payable occurred in the end of 2015, which resulted in a partial period of interest expense for 2015.

Other income

We earned $52,898 for fiscal 2016 compared to $0 for fiscal 2015. During 2016, income was derived from the rental of our interactive bBooths.

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Liquidity and Capital Resources

The following is a summary of our cash flows from operating, investing and financing activities for the years ended December 31, 2016 and 2015.

	For the Year Ended
	December 31, 2016	December 31, 2015
Cash used in operating activities	$(1,604,013)	$(2,866,411)
Cash used in investing activities	(2,494)	(105,929)
Cash provided by financing activities	1,520,250	1,903,242
(Decrease) increase in cash	$(86,257)	$(1,069,098)

For the year ended December 31, 2016, our cash flows used in operating activities amounted to $1,604,013, compared to cash used in 2015 of $2,866,411. Our cash used in operations was lower in 2016 due primarily to a decrease in net loss in 2016 compared to 2015 attributed to a change in business models.

Our cash used in investing activities in 2016 amounted to $2,494, compared to cash used in 2015 of $105,929. Our cash used in investing activities in 2015 consisted of $62,029 paid for the acquisition of property and equipment and $43,900 paid for the acquisition of certain intellectual property from Rocky Wright. Cash used in investing activities in 2016 was primarily due to purchases of fixed assets.

Our cash provided by financing activities in 2016 amounted to $1,520,229, resulting from proceeds from stock subscriptions of $1,524,009, borrowings from notes payable of $80,000, and borrowings from notes payable from related parties of $92,446, off-set by stock repurchases of $166,226 with three former employees and consultants, and principal repayments of notes payable. The cash provided by financing activities in 2015 amounted to $1,903,242, resulting from $600,000 in proceeds from notes payable, $1,403,242 of net proceeds from related party borrowings, offset by repayment of notes payable of $100,000.

As of December 31, 2016, we had cash of $16,762 and a working capital deficit of $3,468,223, as compared to cash of $103,019 and a working capital deficit of $2,342,390 at December 31, 2015. The decrease in cash and working capital at December 31, 2016 compared to December 31, 2015 was primarily the result of continued losses. We estimate our operating expenses for the next 12 months will continue to exceed any revenues we generate, and we will need to raise capital through either debt or equity offerings to continue operations.

We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that our company will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds.

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Results of Operations - Six Months Ended June 30, 2017 as Compared to the Six Months Ended June 30, 2016

The following is a comparison of the results of our operations for the six-months ended June 30, 2017 and 2016.

	For the Six Months Ended
	June 30, 2017	June 30, 2016	$ Change

Net sales	$-		$-

Research and development expense	181,840	119,816	62,024
General and administrative expense	1,970,028	1,556,539	413,489
Loss from operations	(2,151,868)	(1,676,355)	475,513
Other income	-	31,593	(31,593)
Debt extinguishment	(552,871)	-	(552,871)
Interest expense (including $58,788 and $69,034 to related parties for six months)	(170,822)	(160,349)	(10,473)
Interest expense - amortization of debt discount	(93,024)	(179,822)	86,798
Net loss	$(2,968,585)	$(1,984,933)	$(983,652)

Revenues

We did not have any revenue for the six-month period ending June 30, 2017.

Operating Expenses

Research and development expenses were $181,840 for the six months ended June 30, 2017, as compared to $119,816 for the six months ended June 30, 2016. The increase was primarily due to an increase in costs for additional coders engaged for notifi software development, enhancements, and modifications during period ended June 30, 2017.

General and administrative expenses for the six months ended June 30, 2017 and 2016 was $1,970,028 and $1,556,539, respectively. The increase was primarily due to an increase in stock based compensation expense of approximately $492,000.

Other expense, net, for the six months ended June 30, 2017 amounted to $816,717, which represented interest expense of $170,822 on outstanding notes payable, and $93,024 as interest expense for amortization of debt discount. We also incurred a loss from debt extinguishment in the amount of $552,871. The amount of other expense, net, was higher in 2017 as we did not have loss from debt extinguishment offset by lower amortization of debt discount as most of the debt discounts from 2016 were fully amortized in 2016.

Other Income

During 2016, we earned income from the rental of our bBooths of $31,525. There was no similar transaction for the six-month period ended June 30, 2017.

Liquidity and Capital Resources

The following is a summary of our cash flows from operating, investing and financing activities for the six months ended June 30, 2017 and 2016.

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	For the Six Months Ended
	June 30, 2017	June 30, 2016
Cash used in operating activities	$(794,754)	$(895,675)
Cash used in investing activities	-	-
Cash provided by financing activities	805,000	835,200
Increase / (Decrease) in cash	$10,246	$(60,475)

For the six months ended June 30, 2017, our cash flows used in operating activities amounted to $794,754 compared to cash used in 2016 of $895,675. The change is due to an increase in business activity which resulted in additional consulting, salary, and various operating expenses in 2017 compared to 2016.

Our cash provided by financing activities for the six months ended June 30, 2017 amounted to $805,000 which represented $450,000 of proceeds received from issuances of common stock, $255,000 of proceeds received from the issuance of convertible Series A Preferred Stock, and $100,000 of proceeds from the issuance of convertible debt. Our cash provided by financing activities for the six months ended June 30, 2016 amounted to $835,200 which represented $918,980 of proceeds received from common stock subscriptions, $82,446 of additional borrowings from Rory J. Cutaia, our Chief Executive Officer, offset by $166,226 of repurchases of the Company’s common stock.

As of June 30, 2017, we had cash of $27,008. We estimate our operating expenses for the next three months may continue to exceed any revenues we generate, and we may need to raise capital through either debt or equity offerings to continue operations.

We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that our company will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds.

Notes Payable

We have the following notes payable as of June 30, 2017:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017
					(Unaudited)
Note payable (a)	March 21, 2015	March 20, 2018	12%	$125,000	$125,000

(a)	On March 21, 2015, we entered into an agreement with DelMorgan Group, LLC (“DelMorgan”), pursuant to which DelMorgan agreed to act as our exclusive financial advisor. In connection with the agreement, we paid DelMorgan $125,000, which was advanced by a third-party lender arranged by DelMorgan in exchange for an unsecured note issued by us bearing interest at the rate of 12% per annum payable monthly beginning on April 20, 2015 (the “Tegeler Note”).

Effective March 20, 2017, we entered into an extension agreement with the third-party lender to extend the maturity date of the Tegeler Note to March 20, 2018. All other terms of the Tegeler Note remain unchanged.

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Notes Payable - Related Parties

We have the following related parties notes payable:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017
					(Unaudited)
Note 1	Year 2015	August 8, 2018	12.0%	$1,203,242	$1,198,883
Note 2	December 1, 2015	August 8, 2018	12.0%	189,000	189,000
Note 3	December 1, 2015	April 1, 2017	12.0%	111,901	111,901
Note 4	August 4, 2016	August 4, 2017	12.0%	343,326	343,326
Note 5	August 4, 2016	August 4, 2017	12.0%	121,875	121,875

Total notes payable – related parties, net					$1,964,985

●	On various dates during the year ended December 31, 2015, Rory J. Cutaia, our majority stockholder and Chief Executive Officer, loaned us total principal amounts of $1,203,242. The loans were unsecured and all due on demand, bearing interest at 12% per annum. On December 1, 2015, we entered into a Secured Convertible Note agreement with Mr. Cutaia whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans amounting to an aggregate total of $1,248,883 due on demand, was consolidated under a note payable agreement, bearing interest at 12% per annum, and converted from due on demand to due in full on April 1, 2017 (“NOTE 1”). In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, we granted Mr. Cutaia a senior security interest in substantially all of our current and future assets. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion price of $0.07 per share.

●	On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of NOTE 1 due on April 1, 2017, to August 1, 2018. In consideration for extending NOTE 1, we issued Mr. Cutaia 1,755,192 warrants at an exercise price of $0.355. All other terms of NOTE 1 remain unchanged. We determined that the extension of the NOTE 1 maturity date resulted in debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, we recorded the fair value of the new note which approximated the original carrying value of $1,198,883 and expensed the entire fair value of the warrants granted of $517,291 as part of the loss on debt extinguishment. As of June 30, 2017, and December 31, 2016, the principal amount of the NOTE 1 was $1,198,883.

●	On December 1, 2015, we entered into an unsecured convertible note with Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s accrued salary for 2015 (“NOTE 2”). NOTE 2 extended the payment terms from on-demand to due in full on April 1, 2017. The outstanding principal and accrued interest of NOTE 2 may be converted at Mr. Cutaia’s discretion into shares of common stock at a conversion rate of $0.07.

●	On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of NOTE 2 due on April 1, 2017 to August 1, 2018. All other terms of NOTE 2 remain unchanged.

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●	On December 1, 2015, we entered into an unsecured note agreement with a consulting firm owned by Michael Psomas, a former member of our board of directors, in the amount of $111,901 representing unpaid fees earned for consulting services previously rendered, but unpaid as of November 30, 2015 (“NOTE 3”). The outstanding amount of NOTE 3 bears interest at 12% per annum, and was due in full on April 1, 2017, and is currently past due.

●	On April 4, 2016, we issued an additional secured convertible note to Mr. Cutaia in the amount of $343,325, which represents additional sums of $93,326 that Mr. Cutaia advanced to us during the period from December 2015 through March 2016, and the consolidation of $250,000 of additional obligations due Mr. Cutaia (“NOTE 4”). NOTE 4 bears interest at the rate of 12% per annum, compounded annually. In consideration for his agreement to extend the repayment date to August 4, 2017, we granted Mr. Cutaia the right to convert up to 30% of the amount of NOTE 4 into shares of our common stock at $0.07 per share and issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 50% of the amount of NOTE 4.

●	On April 4, 2016, we issued an additional unsecured convertible note payable to Mr. Cutaia in the amount of $121,875, which represents the amount of the accrued but unpaid salary owed to Mr. Cutaia for the period from December 2015 through March 2016 (“NOTE 5”). In consideration for his agreement to extend the payment date to August 4, 2017, we granted to Mr. Cutaia the right to convert the amount of NOTE 5 into shares of our common stock at $0.07 per share, which approximated the trading price of our common stock on the date of the agreement. NOTE 5 bears interest at the rate of 12% per annum.

Convertible Note Payable

We have the following notes payable as of June 30, 2017:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017 (Unaudited)

Note A (i)	Various	August 4, 2017	12%	$600,000	$680,268
Note B (ii)	June 19, 2017	February 19, 2018	5%	$110,000	110,000
Total notes payable					790,268
Debt discount					(105,061)

Total notes payable, net of debt discount					685,207

(i)	We entered into a series of unsecured loan agreements with Oceanside Strategies, Inc. (“Oceanside”) a third party-lender, in the aggregate principal amount of $600,000 through December 31, 2015. The loans bore interest at rates ranging from 5% to 12% per annum and were due on demand.

On April 3, 2016, we issued an unsecured convertible note payable to Oceanside in the amount of $680,268 (this amount includes $600,000 principal amount and $80,268 accrued and unpaid interest) (“Note A”). Note A superseded and replaced all previous notes and current liabilities due to Oceanside for sums Oceanside loaned to us in 2014 and 2015. Note A bears interest at the rate of 12% per annum, compounded annually. In consideration for Oceanside’s agreement to convert the prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside the right to convert up to 30% of the amount of Note A into shares of our common stock at $0.07 per share and issued 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

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Effective December 30, 2016, we entered into an extension agreement with Oceanside to extend the maturity date of Note A to August 4, 2017. All other terms of Note A remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, we issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019.

(ii)	On June 19, 2017, in exchange for proceeds of $100,000, we issued an unsecured convertible note to Lucas Holdings in the amount of $110,000 (“Note B”). As additional consideration for Note B, we issued 50,000 shares of common stock and a three-year warrant to acquire 330,000 shares of our common stock with an exercise price of $0.30 per share. The maturity date of Note B is February 18, 2018. The principal amount of Note B includes a 5% one-time interest charge plus a 5% original issue discount charge.

Upon issuance of Note B, we accounted for an original issue discount of $10,000 which consisted of (a) the 5% original issue discount of $5,000, and (b) the fixed interest of 5% which aggregated $5,000. The original issue discount will be accreted to interest expense over the life of the note, resulting in a net amount due the holder of $110,000 at maturity. In addition, the (c) the fair value of the 50,000 common shares of $12,500 issued to the holder, (d) the relative fair value of the warrants of $40,180, and (e) the relative fair value of the beneficial conversion feather of $47,320 were considered as additional valuation discount and will be amortized as interest expense over the life of Note B.

The aggregate fair value of the original issue discount and the equity securities issued upon inception of Note B of $110,000 has been recorded as a valuation discount. As of June 30, 2017, $4,939 of this amount was amortized as interest expense.

Convertible Series A Preferred Stock

Effective February 14, 2017, we entered into a Securities Purchase Agreement, (the “Purchase Agreement”) by and between an otherwise unaffiliated, accredited investor (the “Purchaser”) and us in connection with our issuance and sale to the Purchaser of shares of Series A Preferred Stock under the terms and conditions as set forth in the Purchase Agreement (the “Sale”).

In connection with the Sale, our board of directors authorized and approved a series of preferred stock to be known as “Series A Convertible Preferred Stock”, for which 1,050,000 shares, $0.0001 par value per share, were authorized and a Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, (the “Certificate”), was filed with the Office of the Secretary of State of the State of Nevada (the “State”) to effectuate the authorization. Pursuant to the Purchase Agreement, the purchase of shares of our Series A Preferred Stock may occur in several tranches (each, a “Tranche”; and, collectively, the “Tranches”). The first Tranche of $300,000 ($315,000 in stated value, represented by 315,000 shares of our Series A Preferred Stock) (the “First Tranche”), closed simultaneously with the execution of the Purchase Agreement on February 14, 2017 (the “First Closing”), and each additional Tranche shall close at such times and on such financial terms as may be agreed to by the Purchaser and us. The net proceeds to us after offering costs was $255,000.

The Series A Preferred Stock has the following rights and privileges:

●	Senior rights in terms preference as to dividends, distributions and payments upon the liquidation, dissolution and winding up of our company;
●	Accrues dividends at a rate of 5% per annum;
●	Mandatorily redeemable in five weekly installments starting August 13, 2017 in the amount of $63,000 each plus accrued interest. We have the option to redeem the Series A shares in cash or in shares of common stock based upon the 5-day volume weighted average price (“VWAP”) of our common shares as reported by OTC Markets.

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Pursuant to the terms of the Purchase Agreement, the shares of our Series A Preferred Stock issued in the First Closing are to be redeemed by us in five (5) equal weekly payments (each, a “Redemption Payment”), commencing in approximately 180 days from the First Closing. All but one of the Redemption Payments may be made by us in cash or in shares of our common stock, at our option. The Holder shall have the option to demand payment of one Redemption Payment in shares of Common Stock. Redemption Payments made using shares of our common stock will be valued based upon a VWAP formula, tied to the then-current quoted price of shares of our common stock, described with greater particularity in the Purchase Agreement.

As a result of this transaction, we recorded a liability of $315,000 and a debt discount of $60,000, upon issuance. As of June 30, 2017, the remaining unamortized discount was $20,857 resulting in a net amount due of $294,143.

Events Subsequent to the Period Six Months Ended June 30, 2017

Subsequent to June 30, 2017, we issued 510,001 shares of common stock that were subject to vesting schedules and previously accounted for.

Subsequent to June 30, 2017, we issued 94,620 shares of common stock to vendors, with a fair value of $14,750 for services rendered.

Subsequent to June 30, 2017, we granted 300,000 non-qualified stock options with an exercise price of $0.25 to employees for services to be rendered. The options vest monthly based on achieving quantifiable milestones.

Effective August 4, 2017, we entered into an extension agreement with our CEO, Rory J. Cutaia, to extend the maturity date of the $343,326 note referenced above as NOTE 4, due on August 4, 2017 to December 4, 2018. In consideration for extending NOTE 4, we issued Mr. Cutaia 1,329,157 warrants with a per-share exercise price of $0.15. All other terms of NOTE 4 remain unchanged.

Effective August 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of the $121,875 note, referenced above as NOTE 5, due on August 4, 2017 to December 4, 2018. All other terms of NOTE 5 remain unchanged.

Effective August 4, 2017, we entered into an extension agreement with Oceanside to extend the maturity date of the $680,268 note, referenced above as Note A, to April 4, 2018. All other terms of the Note A remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to April 4, 2018, we granted Oceanside 1,316,800 warrants at a price of $.15. All other terms of Note A remain unchanged.

On July 7, 2017, we issued 52,500 shares of Series A Preferred Stock for cash proceeds of $50,000. The Series A Preferred Stock in this tranche has the same terms as the First Tranche issued in connection with the First Closing described above, except that two weekly redemption payments shall be due, one on January 8, 2018, and the other on January 15, 2018, each in the amount of $26,250. As a result of this transaction we will record a liability of $52,500 and a debt discount of $2,500 upon issuance.

On July 28, 2017, we issued 262,500 shares of Series A Preferred Stock for cash proceeds of $250,000. $125,000 was paid to us on July 28, 2017 and the remaining $125,000 was paid to us on or about August 28, 2017. The Series A Preferred Stock issued in connection with this transaction has the same terms as the First Tranche issued in connection with the First Closing described above. As a result of this transaction, we recorded a liability of $262,500 and debt discount of $12,500 upon issuance.

Effective August 4, 2017, we issued our CEO, Rory J. Cutaia, 3,750,000 restricted shares of common stock with a fair value of $562,500.

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DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. are collectively referred to as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

On the effective date of the merger, our name was changed to “nFüsz, Inc.” and our Articles of Incorporation, as amended (the “Articles”), were further amended to reflect our new legal name. With the exception of the name change, there were no other changes to our Articles.

Nature of Business

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we offer under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, software-as-a-service (“SaaS”), customer relationship management (“CRM”), sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as artists and social influencers. Our notifiCRM platform is an enterprise scalable customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiTV and notifiLIVE products are part of our proprietary interactive video platform allowing viewers to interact with pre-recorded as well as live broadcast video content by clicking on links we embed in people, objects, graphics or sponsors’ signage displayed on the screen. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

Our contact address is 344 S. Hauser Blvd., Suite 414, Los Angeles, CA 90036. Our telephone number is 855 250-2300. Our website is www.nfusz.com.

Unless otherwise indicated, all references in this Registration Statement to “dollars” or “$” refer to US dollars.

Revenue Generation

We intend to generate revenue from the following sources:

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●	Recurring license fees paid by enterprise users for blanket distribution of the applications to, and access by, enterprise employees or affiliates
●	Recurring subscription fees paid by individual users
●	In-app and online purchases by users to access various premium services, features, functionality, and options of the platform (such as the ability to create and send interactive videos, among several other interactive video features and functionality);
●	User data/lead generation fees from the sale or licensing of demographic data

Operations

Our company is headquartered in Los Angeles, California, where our executive, administrative and operational management are based.

Our Market

Our target market is intentionally broad and it includes virtually all sales-based organizations, consumer brands, ad agencies, online marketers, advertisers, sponsors, social media celebrities, entertainment celebrities, performance artists, enterprise users - large and small, religious organizations, health-care providers, network, multi-level, and affiliate marketing companies, media companies, major motion picture studios, social media companies, and virtually any other person or organization, including large and small businesses that seek to attract, engage, and communicate with customers, consumers, fans, followers, patients, friends, and subscribers, among others, online, utilizing automated, interactive video marketing technology.

Distribution Methods

Our mobile applications are available in Apple’s App Store for IOS devices and in Google’s Play Store for Android devices. Desktop/laptop versions of our software for Windows and Mac computers are available on our website, and through our licensees.

Marketing

Our marketing strategy is four-fold. First, we leverage the existing relationships we have in the entertainment industry, such as American Idol, among other such industry relationships. Second, we utilize lead-generation companies like Sapper Consulting, whose clients include Fortune 500 companies, to conduct targeted marketing campaigns on our behalf to decision makers at companies that comprise a broad range of industries, including professional and financial services, manufacturing, healthcare, IT, technology, entertainment, advertising, and marketing companies, to arrange for, and schedule demonstrations of our products and services. Third, we create, market and distribute interactive video programming, such as our WHO GOT BARS? program that act as a marketing showcase for our interactive video products and services; and fourth, we utilize our own notifiCRM platform and our other notifi products and services as marketing and lead generation tools, to power direct email campaigns and social media ad campaigns.

Competition

While we aware of numerous providers of CRM, lead-generation, messaging and communications products and services, we are unaware of any offering products or services in the marketplace that utilize automated interactive video as the primary means of communication between application/program users/subscribers and their corresponding customers, clients, and followers, among other messaging recipients.

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Intellectual Property

Our notifi interactive video technology platform and associated products, applications, features and functionality are based on, and consist of proprietary software, code and know-how that we designed and developed.

Research and Development

We spent $257,803 on research and development during the year ended December 31, 2016, and $241,637 on research and development during the year ended December 31, 2015. These funds were primarily used for development of our notifi software.

Sources and Availability of Products and Names of Principal Suppliers

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We believe we have mitigated the associated risks of these single-source vendor relationships by ensuring that we have access to additional qualified vendors and suppliers to provide like or complementary services.

Dependence on Key Customers

Based on our business plan and anticipated future activities as described herein, we do not expect to have any significant customer concentration and accordingly, we do not expect to be dependent on any key customers.

Government Regulation

Government regulation is not of significant concern for us, nor is government regulation expected to become an impediment to our business in the near or mid-term as we are currently unaware of any planned or anticipated government regulation that would have a material impact on our business. We believe we currently possess all requisite authority to conduct our business.

Employees

We currently operate with 6 full time employees. We also engage 15 consultants on an as-needed-basis to provide specific expertise in areas of software design, development and coding, content creation, audio and video editing, video production services, and other business functions including marketing and accounting. None of our employees or consultants are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees and consultants are excellent.

Seasonality of Business

There is no seasonality with respect to our business or major fluctuations in monthly demand.

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our assets or properties, or the assets or properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

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We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Rory J. Cutaia	Chairman, President, Chief Executive Officer, Secretary, Treasurer and Director	61	October 16, 2014

Jeffrey R. Clayborne	Chief Financial Officer	46	July 15, 2016

James P. Geiskopf	Director	58	October 16, 2014

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Rory J. Cutaia, Chairman, President, CEO, Secretary, Treasurer and Director

Rory J. Cutaia founded nFüsz, Inc. (formerly bBooth USA, and before that, Cutaia Media Group, LLC) in August 2012. Prior to founding nFüsz, Inc., from October 2006 to August 2011, Mr. Cutaia was a partner and entrepreneur-in-residence at Corinthian Capital Group, Inc. (“Corinthian”), a private equity fund based in New York involved in investing in middle market U.S. based companies. During his tenure at Corinthian, from June, 2008 to October 2011, Mr. Cutaia was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was CEO of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, Mr. Cutaia was the Founder, Chairman and CEO of The Telx Group, Inc., a technology company engaged in the telecom carrier inter-connection, colocation and data center business, which he sold in 2006. Before founding Telx, Mr. Cutaia was a practicing lawyer with a New York law firm. Mr. Cutaia obtained his Juris Doctor degree in law from the Fordham University School of Law in 1985 and his Bachelor of Science from the New York Institute of Technology in 1982.

We believe that Mr. Cutaia is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

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Jeffrey R. Clayborne, Chief Financial Officer

Jeffrey R. Clayborne is Chief Financial Officer at nFüsz. Mr. Clayborne has more than 20 years of experience in business strategy, finance, business development, negotiation, and accounting. Mr. Clayborne earned his MBA from the University of Southern California with high honors in 2005, and began his career as a CPA at McGladrey & Pullen from 1995 to 1997, then KPMG Peat Marwick from 1997 to 1998. He then moved on to senior finance positions at The Walt Disney Company, including Senior Finance Manager at Walt Disney International, from1998 to 2006, where he oversaw financial planning and analysis for the organization in 37 countries. Thereafter, Mr. Clayborne joined Universal Music Group where he was Vice President, Head of Finance & Business Development for Fontana, from 2006 to 2012, where he managed the financial planning and analysis of the sales and marketing division, and led the business development department.

James P. Geiskopf, Director

James P. Geiskopf became a director of our company in October 2014. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf was the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he was the President and Chief Executive Officer. In 2007, Mr. Geiskopf sold the franchise. Mr. Geiskopf served on the Board of Directors of Suisun Valley Bank from 1986 to 1993. Mr. Geiskopf also served on the Board of Directors of Napa Valley Bancorp from 1991 to 1993. The bank holding company was sold to a larger institution in 1993. Mr. Geiskopf has also served as a director of RedStone Literary Agents, Inc./Appcoin Innovations, Inc. from August 2014 to present.

Mr. Geiskopf has significant and lengthy business experience including building, operating and selling companies, serving on the board of directors for several banks and serving as a director and officer of several public companies. In these roles, he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance and corporate governance skills, which is why we believe that Mr. Geiskopf is qualified to serve on our board of directors.

Mr. Geiskopf was a director of Electronic Cigarettes International Group, Ltd. (“ECIG”) from June 2013 to March 16, 2017, the date of his resignation. ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. in the United States Bankruptcy Court for the District of Nevada, on March 16, 2017 (case number 17-11242).

Family Relationships

There are no family relationships between any director or executive officer of our Company.

Significant Employees

We do not currently have many significant employees other than our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws, filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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(d)	being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2016.

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Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

We currently have an audit committee and a compensation committee consisting of James Geiskopf, our independent director. We do not presently have a separately constituted nominating committee, or any other committees of our board of directors. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our board of directors.

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address of our executive offices.

Under Canadian National Instrument 52-110 – Audit Committees (“NI 52-110”) reporting issuers are required to provide disclosure with respect to its audit committee, which consists of James Geiskopf.

Audit Committee Charter

We adopted our audit committee charter on November 12, 2014. The text of our audit committee charter was disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 31, 2015.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders. Canadian National Policy 58-201 Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as our company. In addition, Canadian National Instrument 58-101 Disclosure of Corporate Governance Practices prescribes certain disclosure by our company of its corporate governance practices. This disclosure is presented below.

Board of Directors

We currently act with two directors consisting of Rory J. Cutaia and James P. Geiskopf. Our common stock is quoted on the OTCQB operated by the OTC Markets, which does not impose any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or is, or at any time during the past three years was, employee of our Company. Under this rule, Rory J. Cutaia is not independent because he is our chairman, president, chief executive officer, and secretary. Under this rule, James P. Geiskopf is independent.

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Orientation and Continuing Education

We have an informal process to orient and educate new recruits to our board regarding their role on our board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

Our board does not provide continuing education for our directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of our board of directors in which the director has an interest have been sufficient to ensure that our board of directors operates in the best interests of our company.

Nomination of Directors

As of March 30, 2017, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when our board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address of our executive offices.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

Other than our audit committee, we have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address of our executive offices.

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Assessments

Our board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, our board has not yet implemented such a process of assessment.

Director Independence

Our common stock is not currently listed on the The Nasdaq Stock Market. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

We believe James Geiskopf is an independent director because he is not an officer of our company and not a beneficial owner of a material number of shares of our common stock. We have determined that Rory J. Cutaia is not independent due to the fact that he is the executive officer of our company.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2016;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2016; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2016,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended December 31, 2016 and December 31, 2015 are set out in the following summary compensation table:

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Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Rory J. Cutaia(1)
Chairman, President, Chief Executive Officer, and Secretary	2016(5) 2015(6)	357,500 325,000	Nil Nil	Nil Nil	108,603 119,753	Nil Nil	Nil Nil	127,083 389,830	466,103 834,583
Aaron Meyerso(2)
President bTV business unit	2016(5) 2015(6)	Nil 60,938	Nil Nil	Nil Nil	Nil 1560	Nil Nil	Nil Nil	Nil Nil	Nil 62,498
Leigh Collier(3)
Executive Vice-President, Development	2016(5) 2015(6)	Nil 58,885	Nil Nil	Nil Nil	Nil 1,560	Nil Nil	Nil Nil	Nil Nil	Nil 60,445
Kim Watson(4)
Executive Vice-President, Strategic Relations	2016(5) 2015(6)	Nil 40,625	Nil Nil	Nil Nil	Nil 27,881	Nil Nil	Nil Nil	Nil Nil	Nil 68,506
Jeff Clayborne(5)	2016(5) 2015(6)	34,000 Nil	Nil Nil	Nil Nil	164,464 Nil	Nil Nil	Nil Nil	Nil Nil	198,464 Nil
Chief Financial Officer

(1)	Mr. Cutaia was appointed as President, Chief Executive Officer, Secretary, Treasurer and director on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Cutaia reflects management fees paid by bBooth USA, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.

(2)	Mr. Meyerson was appointed as President of bTV business unit on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Meyerson reflects management fees paid by bBooth USA, which became our wholly-owned subsidiary on the closing of the Exchange Agreement. He resigned effective July 21, 2015.

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(3)	Ms. Collier was appointed as Executive Vice-President, Development, on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Ms. Collier reflects management fees paid by bBooth USA, which became our wholly-owned subsidiary on the closing of the Exchange Agreement. She resigned effective July 21, 2015.

(4)	Mr. Watson was appointed as Executive Vice-President, Strategic Relations, on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Watson reflects management fees paid by bBooth USA, which became our wholly-owned subsidiary on the closing of the Exchange Agreement. He resigned effective July 21, 2015.

(5)	Mr. Clayborne was appointed as Chief Financial Officer on July 15, 2016.

(6)	Year ended December 31, 2016.

(7)	Year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

We did not have any stock awards outstanding as at December 31, 2016. The following table sets forth, for each named executive officer, certain information concerning outstanding option awards as of December 31, 2016:

	Option Awards
Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Rory J. Cutaia	250,000	Nil	Nil	0.11	October 31,2021

Jeff Clayborne	316,073	1,183,927	Nil	0.11	July 14, 2021

Rory J. Cutaia	Nil	1,250,000	Nil	0.10	May 11, 2021

Rory J. Cutaia	800,000	Nil	Nil	0.08	November 1, 2019

Rory J. Cutaia	250,000	Nil	Nil	0.50	May 12, 2019

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

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Resignation, Retirement, Other Termination, or Change in Control Arrangements

With the exception of the employment contract for our CEO, Rory J. Cutaia, described below, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

On November 21, 2014, we entered into an executive employment agreement effective November 1, 2014 with Rory J. Cutaia, our president, chief executive officer, secretary and treasurer. Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Cutaia an annual salary of $325,000, which will be increased each year by 10%, subject to the annual review and approval of our board of directors. Notwithstanding the foregoing, a mandatory increase of not less than $100,000 per annum will be implemented on our company achieving EBITDA break-even. In addition to the base salary, Mr. Cutaia will be eligible to receive an annual bonus in an amount up to $325,000, based upon the attainment of performance targets to be established by our board of directors, in its discretion.

The initial term of the employment agreement is five years and, upon expiration of the initial five-year term, it may be extended for additional one year periods on ninety days prior notice.

During the initial term or any extension thereof, and until the expiration thereof, in the event that: (i) Mr. Cutaia’s employment is terminated without cause, (ii) Mr. Cutaia is unable to perform his duties due to a physical or mental condition for a period of 120 consecutive days or an aggregate of 180 days in any 12-month period; or (iii) Mr. Cutaia voluntarily terminates the employment agreement upon the occurrence of a material reduction in his salary or bonus, a reduction in his job title or position, or the required relocation of Mr. Cutaia to an office outside of a 30 mile radius of Los Angeles, California, Mr. Cutaia will:

(a)	receive monthly payments of $27,083, or such sum as is equal to Mr. Cutaia’s monthly base compensation at the time of such termination, whichever is higher, and

(b)	be reimbursed for COBRA health insurance costs, in each case for 36 months from the date of such termination or to the end of the term of the agreement, whichever is longer.

In addition, Mr. Cutaia will have any and all of his unvested stock options immediately vest, with full registration rights; and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal sick days, etc., be deemed earned, vested and paid immediately.

As a condition to receiving the foregoing, Mr. Cutaia will be required to execute a release of claims, and a non-competition and non-solicitation agreement having a term that is the same as the term of the monthly severance payments described above.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2016:

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Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
James P. Geiskopf(1)	Nil	137,500	50,177	Nil	Nil	Nil	187,677

(1)	Mr. Geiskopf was appointed a director of our company in October 2014.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between our company and any officer or director concerning any type of compensation, whether present, deferred or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale or other type of disposition of all or substantially all assets of our company, see above under the heading “Compensation Discussion and Analysis”.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each director who is not an executive officer, certain information concerning outstanding option awards as of December 31, 2015:

	Option Awards
Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
James P. Geiskopf	Nil	750,000	Nil	0.095	May 11, 2021

James P. Geiskopf	500,000	100,000	Nil	0.50	November 12, 2019

The following is a description of other equity awards granted to directors during the year ended December 31, 2016.

Mr. Geiskopf was granted 500,000 shares of restricted stock on April 4, 2016 as compensation for board services which fully vested on grant date. Mr. Geiskopf was also issued 750,000 shares of common stock on September 14, 2016 as compensation for board service which fully vested on grant date.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since January 1, 2016, or currently proposed transaction, in which our Company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2016, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have the following related parties’ notes payable:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017
					(Unaudited)
Note 1	Year 2015	August 8, 2018	12.0%	$1,203,242	$1,198,883
Note 2	December 1, 2015	August 8, 2018	12.0%	189,000	189,000
Note 3	December 1, 2015	April 1, 2017	12.0%	111,901	111,901
Note 4	August 4, 2016	August 4, 2017	12.0%	343,326	343,326
Note 5	August 4, 2016	August 4, 2017	12.0%	121,875	121,875

Total notes payable – related parties, net					$1,964,985

●	On various dates during the year ended December 31, 2015, Rory J. Cutaia, our majority stockholder and Chief Executive Officer, loaned us total principal amounts of $1,203,242. The loans were unsecured and all due on demand, bearing interest at 12% per annum. On December 1, 2015, we entered into a Secured Convertible Note in favor of Mr. Cutaia whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans amounting to an aggregate total of $1,248,883 was consolidated under a note payable agreement, bearing interest at 12% per annum with a maturity date of April 1, 2017 (“NOTE 1”). In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, we granted Mr. Cutaia a senior security interest in substantially all of our current and future assets. Pursuant to the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share. +

●	On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of NOTE 1 due on April 1, 2017, to August 1, 2018. In consideration for extending NOTE 1, we granted Mr. Cutaia 1,755,192 warrants at a per share exercise price of $0.355. All other terms of NOTE 1 remain unchanged. We determined that the extension of the NOTE 1 maturity date resulted in debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, we recorded the fair value of the new note which approximated the original carrying value of $1,198,883 and expensed the entire fair value of the warrants granted of $517,291 as part of the loss on debt extinguishment. As of June 30, 2017, and December 31, 2016, the principal amount of the NOTE 1 was $1,198,883.

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●	On December 1, 2015, we entered into an unsecured convertible note in favor of Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, with a maturity date of April 1, 2017, the principal balance of which represented a portion of Mr. Cutaia’s accrued salary for 2015 (“NOTE 2”). NOTE 2 extended the payment terms from on-demand to due in full on April 1, 2017. The outstanding principal and accrued interest of NOTE 2 may be converted at Mr. Cutaia’s discretion into shares of common stock at a conversion rate of $0.07 per share.

●	On May 4, 2017, we entered into an extension agreement with Mr. Cutaia to extend the maturity date of NOTE 2 to August 1, 2018. All other terms of NOTE 2 remain unchanged.

●	On December 1, 2015, we entered into an unsecured note in favor of a consulting firm owned by Michael Psomas, a former member of our board of directors, in the amount of $111,901, the principal balance of which represented unpaid fees earned for consulting services previously rendered, but unpaid as of November 30, 2015 (“NOTE 3”). The outstanding amount of NOTE 3 bears interest at 12% per annum, and was due in full on April 1, 2017, and is currently past due.

●	On April 4, 2016, we issued an additional secured convertible note to Mr. Cutaia in the amount of $343,325, which represents additional sums of $93,326 that Mr. Cutaia advanced to us during the period from December 2015 through March 2016, and the consolidation of $250,000 of additional obligations due Mr. Cutaia (“NOTE 4”). NOTE 4 bears interest at the rate of 12% per annum, compounded annually. In consideration for his agreement to extend the repayment date to August 4, 2017, we granted Mr. Cutaia the right to convert up to 30% of the amount of NOTE 4 into shares of our common stock at $0.07 per share and granted 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 50% of the amount of NOTE 4.

●	On April 4, 2016, we issued an additional unsecured convertible note in favor of Mr. Cutaia in the amount of $121,875, which represents the amount of the accrued but unpaid salary owed to Mr. Cutaia for the period from December 2015 through March 2016 (“NOTE 5”). In consideration for his agreement to extend the payment date to August 4, 2017, we granted to Mr. Cutaia the right to convert the amount of NOTE 5 into shares of our common stock at $0.07 per share, which approximated the trading price of our common stock on the date of the agreement. NOTE 5 bears interest at the rate of 12% per annum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2017, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

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Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Rory J. Cutaia c/o 344 S. Hauser Drive, Suite 414 Los Angeles, California 90036	Common Stock	52,322,737	(3)	37.7%

Chakradhar Reddy
110 3rd Ave. #11B
New York, New York 10003	Common Stock	7,500,000	(4)	6.7%

Global Capital LLC 11978 Artery Dr. Fairfax, Virginia 22030	Common Stock	5,727,000	(5)	5.1%

James P. Geiskopf c/o 344 S. Hauser Drive, Unit 414 Los Angeles, California 90036	Common Stock	3,264,000	(6)	2.9%

Jeff Clayborne
c/o 344 S. Hauser Drive, Suite 414
Los Angeles, California 90036	Common Stock	1,066,666	(7)	0.9%

All executive officers and directors as a group (3 persons)	Common Stock	56,428,403		40.3%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this prospectus, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 112,735,353 shares of our common stock issued and outstanding as of September 30, 2017.

(3)	Consists of 21,678,606 shares of our common stock held directly, 3,603,600 shares of common stock held by Cutaia Media Group Holdings, LLC and 810,092 shares of common stock held by his spouse. Also includes 1,300,000 stock options held directly and 537,500 stock options held by Mr. Cutaia’s spouse that are exercisable within 60 days of the date of this prospectus but excludes 3,250,000 stock options held by Mr. Cutaia, and 62,500 stock options held by Mr. Cutaia’s spouse, that are not exercisable within 60 days of the date of this prospectus. The total also includes 13,128,110 warrants granted to Mr. Cutaia as consideration for extending the payment terms of his outstanding notes payable, and 11,264,829 shares of common stock into which Mr. Cutaia has the right, but not the obligation, to convert his outstanding notes payable.

(4)	Consists of 7,500,000 shares of common stock held directly.

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(5)	Consists of 5,272,000 shares of common stock held directly.

(6)	Includes 2,584,000 shares of common stock held directly, 80,000 shares held by Mr. Geiskopf’s children. Also includes 600,000 stock options exercisable within 60 days of the date of this prospectus. Excludes 2,750,000 stock options not exercisable within 60 days of the date of this prospectus.

(7)	Includes 500,000 shares of common stock held directly and 566,666 stock options exercisable within 60 days of the date of this prospectus. Excludes 2,992,000 stock options not exercisable within 60 days of the date of this prospectus.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by Kodiak, including 25,000,000 shares of common stock that may be issued to Kodiak pursuant to the Purchase Agreement. We are filing the registration statement, of which this prospectus forms a part, pursuant to the provisions of the agreements executed in connection with Kodiak’s agreement to purchase the shares.

Pursuant to the Registration Rights Agreement, which we entered into with Kodiak dated September 15, 2017 concurrently with our execution of the Purchase Agreement, we agreed to provide certain registration rights with respect to sales by Kodiak of the shares of our common stock that may be issued to Kodiak under the Purchase Agreement.

Kodiak, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to them. Kodiak may sell some, all or none of their shares. We do not know how long Kodiak will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with Kodiak regarding the sale of any of the shares.

The following table presents information regarding Kodiak and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by Kodiak, and reflects its holdings as of October 11, 2017. Except as described herein, neither Kodiak nor any of its respective affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. References to Kodiak in this prospectus includes Kodiak and any of its donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Kodiak as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 112,735,353 shares of our common stock actually outstanding as of September 30, 2017.

Selling stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering (1)	Shares to be Sold in this Offering		Number of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Kodiak Capital Group, LLC (2)	0	0	25,000,000	(3)	25,000,000	18%

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(1)	Based on 112,735,353 outstanding shares of our common stock as of September 30, 2017. Although we may at our discretion elect to sell and issue to Kodiak up to an aggregate amount of $2 million of our common stock under the Purchase Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(2)	Ryan Hodson exercises voting and dispositive power with respect to the shares of our common stock being offered under this prospectus by Kodiak.

(3)	Assumes issuance of the maximum 25,000,000 shares being registered hereby.

PLAN OF DISTRIBUTION

Kodiak is an “underwriter” within the meaning of the Securities Act. Kodiak and any of its respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. Kodiak may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with Kodiak to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

Kodiak has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if Kodiak deems the purchase price to be unsatisfactory at any particular time.

Kodiak may pledge its respective shares to its brokers under the margin provisions of customer agreements. If Kodiak defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

After the effective date of the registration statement, Kodiak may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. Notwithstanding the foregoing, pursuant to the terms of the Purchase Agreement, Kodiak has agreed not to engage in any direct or indirect short selling of our common stock.

Broker-dealers engaged by Kodiak may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Kodiak (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

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If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

Kodiak is an “underwriter,” and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters,” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

Kodiak and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by Kodiak or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether Kodiak will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser are responsible for paying any discounts, commissions and similar selling expenses they incur.

Kodiak and we have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. Kodiak is advised to ensure that any brokers, dealers or agents effecting transactions on behalf of Kodiak are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $28,463.60. The estimated offering expenses consist of: an SEC registration fee of $463.60, accounting fees of $17,000, legal fees of $10,000 and miscellaneous expenses of $1,000. We will not receive any proceeds from the sale of any of the shares of common stock by Kodiak.

Kodiak should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by Kodiak, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, Kodiak or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Kodiak is distributing shares covered by this prospectus. Kodiak is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

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Blue Sky Restrictions on Resale

If Kodiak wants to sell shares of our common stock under this registration statement in the United States, Kodiak will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for Kodiak will be able to advise Kodiak which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from Kodiak under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and Kodiak indicates in which state(s) they desire to sell their shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 215,000,000 shares of capital stock, of which 200,000,000 shares are common stock, par value $0.0001 per share, and 15,000,000 are preferred stock, par value $0.0001 per share. As of September 30, 2017, there were issued and outstanding 112,735,353 shares of common stock, 346,500 shares of preferred stock, warrants to purchase 21,815,456 shares of common stock, options to purchase 22,430,953 shares of common stock, and convertible promissory notes with potential issuances of 15,995,260 shares of common stock.

Common Stock

Voting. Each holder of common stock shall have one vote in respect of each share of stock held of record on the books of our corporation for the election of directors and on all matters submitted to a vote of our stockholders.

Dividends. The holders of shares of common stock shall be entitled to receive, when and if declared by our board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of our affairs, holders of common stock shall be entitled, unless otherwise provided by law or our articles of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

Other Rights and Restrictions. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock, par value $0.0001 per share. The preferred stock may be issued in one or more series and our board of directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Series A Preferred Stock. Series A Preferred Stock is the Company’s only designated preferred stock. Senior A Preferred Stock has the followings rights and privileges:

●	Senior rights in terms preference as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company;

●	Accrues dividends at a rate of 5% per annum;

●	Mandatorily redeemable in five weekly installments starting August 13, 2017 in the amount of $63,000 each plus accrued interest. We have the option to redeem the Series A shares in cash or in shares of common stock based upon the 5-day volume weighted average price (“VWAP”) of our common shares as reported by OTC Markets Group, Inc. Mandatory redeemable installments for this tranche ended on October 2, 2017.

●	Mandatorily redeemable in two weekly installments starting January 8, 2018 in the amount of $26,250 each plus accrued interest. We have the option to redeem the Series A shares from this tranche in cash or in shares of common stock based upon the 5-day VWAP of our common shares as reported by OTC Markets Group, Inc.

●	Mandatorily redeemable in five weekly installments starting January 29, 2018 in the amount of $52,500 each plus accrued interest. We have the option to redeem the Series A shares from this tranche in cash or in shares of common stock based upon the 5-day VWAP of our common shares as reported by OTC Markets Group, Inc.

Nevada Anti-Takeover Law And Certain Charter And Bylaw Provisions

We are subject to the provisions of the Nevada private corporation law, which are anti-takeover provisions. In general, the provisions of Sections 78.411-444 prohibit a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 10% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage some types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management.

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Our articles of incorporation and bylaws do not exclude us from these restrictions.

Registration Rights

In connection with the Purchase Agreement with Kodiak, we are required to file with the SEC this registration statement on Form S-1 registering the shares of our common stock issuable to Kodiak. We have agreed to use reasonable best efforts to maintain the effectiveness of the registration statement, of which this prospectus is part, until the earlier of (i) the date as of which Kodiak may sell all of our common stock that it owns pursuant to the Purchase Agreement without restriction pursuant to Rule 144 of the 1933 Act; and (ii) the date on which Kodiak shall have sold the maximum amount of our common stock issuable to Kodiak under the Purchase Agreement. We cannot assure you that we will be able to keep this registration statement continuously effective for the required period.

Market Information

Our common stock price is quoted on the OTCQB market under the symbol “FUSZ.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated articles of incorporation provide there shall be no personal liability of a director or an officer to the Company or our stockholders for damages for breach of fiduciary duty as a director or an officer, subject to specified exceptions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling this company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by the law firm of TroyGould PC, Los Angeles, California.

EXPERTS

The consolidated balance sheet of nFüsz, Inc. (formerly bBooth, Inc.) as of December 31, 2016 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of nFüsz, Inc. (formerly bBooth, Inc.) as of December 31, 2015 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended have been audited by Anton & Chia, LLP, an independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

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Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. You can also request copies of such documents, free of charge, by contacting the company at (855) 250-2300.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

nFÜSZ, INC.

(formerly bBOOTH, INC.)

CONSOLIDATED FINANCIAL STATEMENTS

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nFÜSZ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

Current assets:
Cash	$27,008	$16,762
Accounts receivable	-	8,468
Prepaid expenses	33,101	10,871
Total current assets	60,109	36,101
Property and equipment, net	41,398	52,066
Other assets	9,073	16,036

Total assets	$110,580	$104,203

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$435,309	$431,650
Accrued interest (including $109,946 and $118,451 payable to related parties)	215,557	118,137
Accrued officers’ salary	386,279	200,028
Notes payable, net of discount of $0 and $48,942, respectively	125,000	177,358
Notes payable - related party	1,964,985	1,964,985
Convertible note payable, net of discount of $105,061 and $0, respectively	685,207	680,268
Total current liabilities	3,812,337	3,572,426

Notes Payable Series A Preferred, net of discount of $20,857	294,143	-

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 105,072,899 and 94,661,566 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	10,507	9,465
Additional paid in capital	20,235,598	17,815,732
Stock subscription	(20)	(20,020)
Accumulated deficit	(24,241,985)	(21,273,400)

Total stockholders’ deficit	(3,995,900)	(3,468,223)

Total liabilities and stockholders’ deficit	$110,580	$104,203

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net Sales	$-	$-	$-	$-

Research and development	92,240	83,366	181,840	119,816
General and administrative	1,352,028	1,047,580	1,970,028	1,556,539
Loss from operations	(1,444,268)	(1,130,946)	(2,151,868)	(1,676,355)

Other Income	-	31,525	-	31,593
Debt Extinguishment	(526,871)	-	(552,871)	-
Interest expense (including $58,788 and $69,034 to related parties for six months and $116,930 and $122,978 to related parties for three months)	(86,816)	(87,779)	(170,822)	(160,349)
Interest expense - amortization of debt discount	(53,346)	(100,452)	(93,024)	(179,822)
Net loss	$(2,111,301)	$(1,287,652)	$(2,968,585)	$(1,984,933)

Earnings per share - basic and diluted	$(0.02)	$(0.02)	$(0.03)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	102,734,185	73,186,149	99,184,826	65,067,157

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2017	June 30, 2016

Operating Activities:
Net loss	$(2,968,585)	$(1,984,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,206,737	714,274
Debt extinguishment	552,871	-
Amortization of debt discount and debt issuance costs	93,024	179,822
Depreciation and amortization	10,668	11,652
Effect of changes in operating assets and liabilities:
Accounts payable and accrued expenses	317,330	259,856
Accounts receivable	8,468	(34,362)
Other assets	6,963	-
Prepaid expenses and other current assets	(22,230)	(41,984)
Net cash used in operating activities	(794,754)	(895,675)

Financing Activities:
Proceeds from sale of common stock	450,000	918,980
Proceeds from series A preferred stock	255,000	-
Proceeds from note payable	100,000	-
Proceeds from notes payable - related parties	-	82,446
Repurchases of common stock	-	(166,226)
Net cash provided by financing activities	805,000	835,200

Net change in cash	10,246	(60,475)

Cash - beginning of period	16,762	103,019

Cash - end of period	$27,008	$42,544

Supplemental disclosures of cash flow information:
Cash paid for interest	$67,364	$6,250
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Conversion of note payable to common stock	$110,880	$-
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	$100,000	$-
Common stock issued to settle accounts payable	$56,000	$-
Conversion of notes payable to convertible notes payable	$-	$600,000
Conversion of notes payable to related parties to convertible notes payable	$-	$332,446
Conversion of accrued payroll to related party note	$-	$121,875
Conversion of accrued interest on notes payable to convertible notes payable	$-	$66,463
Conversion of accrued interest on notes payable to related parties to convertible notes payable	$-	$10,421

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

nFÜSZ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS DEFICIT

(Unaudited)

	Common Stock		Additional Paid-in	Stock	Accumulated
	Shares	Amount	Capital	Subscription	Deficit	Total
Balance at December 31, 2016	94,661,566	$9,465	$17,815,732	$(20,020)	$(21,273,400)	$(3,468,223)

Fair value vested options	-	-	242,630	-	-	242,630
Proceeds from sale of common stock	6,275,000	628	429,372	20,000	-	450,000
Shares of common stock issued upon conversion of debt	462,000	46	110,834			110,880
Fair value of warrants issued to extinguish debt and accounts payable	-	-	517,291			517,291
Shares of common stock issued to settle accounts payable	400,000	40	55,960	-	-	56,000
Fair value of common shares, warrants and beneficial conversion feature of issued convertible note	50,000	5	99,995			100,000
Share based compensation - shares issued for services	3,224,333	323	963,784	-	-	964,107
Net loss	-	-	-	-	(2,968,585)	(2,968,585)

Balance at June 30, 2017	105,072,899	$10,507	$20,235,598	$(20)	(24,241,985)	$(3,995,900)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

nFÜSZ, INC.

Notes to Condensed Consolidated Financial Statements
The Six Months Ended June 30, 2017 and 2016
(Unaudited)

1.	DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. are collectively referred to as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

On the effective date of the merger, our name was changed to “nFüsz, Inc.” and our Articles of Incorporation, as amended (the “Articles”), were further amended to reflect our new legal name. With the exception of the name change, there were no other changes to our Articles.

Nature of Business

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we offer under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, software-as-a-service (“SaaS”), customer relationship management (“CRM”), sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as artists and social influencers. Our notifiCRM platform is an enterprise scalable customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiTV and notifiLIVE products are part of our proprietary interactive video platform allowing viewers to interact with pre-recorded as well as live broadcast video content by clicking on links we embed in people, objects, graphics or sponsors’ signage displayed on the screen. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC. The condensed consolidated balance sheet as of December 31, 2016 included herein was derived from the audited consolidated financial statements as of that date.

F-5

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of nFüsz, Inc. and its wholly owned subsidiary Songstagram, Inc. (“Songstagram”). All intercompany transactions have been eliminated in consolidation.

Going Concern

We have incurred operating losses since inception and have negative cash flows from operations. We had a stockholders’ deficit of $3,995,900 as of June 30, 2017 and utilized $794,754 of cash for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2016 consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

Our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations. There is no assurance that we will ever be profitable or that debt or equity financing will be available to us. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include accruals for potential liabilities, assumptions used in determining the fair value of share based payments, and realization of deferred tax assets. Amounts could materially change in the future.

Share Based Payment

The Company issues stock options, common stock, and equity interests as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with FASB ASC 718 “Compensation – Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

F-6

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion. The Company values stock options and warrants using the Black-Scholes option pricing model.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of June 30, 2017, the Company had a total of 23,030,953 options and 20,540,456 warrants outstanding, which were excluded from the computation of net loss per share because they are anti-dilutive. As of June 30, 2016, the Company had total of 11,600,000 options and 16,449,734 warrants which were excluded from the computation of net loss per share because they are anti-dilutive.

Recent Accounting Pronouncements

On May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

F-7

In March 2016, the FASB issued the ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU require, among other things, that all income tax effects of awards be recognized in the income statement when the awards vest or are settled. The ASU also allows for an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and allows for a policy election to account for forfeitures as they occur. The amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted for any entity in any interim or annual period. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2017 and December 31, 2016.

	June 30, 2017	December 31, 2016
	(Unaudited)
Furniture and fixtures	$56,890	$56,890
Office equipment	50,669	50,669

	107,559	107,559
Less: accumulated depreciation	(66,161)	(55,493)

	$41,398	$52,066

Depreciation expense amounted to $10,668 and $11,652 for six months ended June 30, 2017 and 2016, respectively.

4.	NOTES PAYABLE

The Company has the following notes payable as of June 30, 2017 and December 31, 2016:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017	Balance at December 31, 2016
					(Unaudited)
Note payable (a)	March 21, 2015	March 20, 2018	12%	$125,000	$125,000	$125,000
Note payable (b)	December 15, 2016	June 15, 2017	5%	$101,300	-	101,300
Total notes payable					125,000	226,300
Debt discount					-	(48,942)

Total notes payable, net of debt discount					$125,000	$177,358

(a)	On March 21, 2015, the Company entered into an agreement with DelMorgan Group LLC (“DelMorgan”), pursuant to which DelMorgan agreed to act as the Company’s exclusive financial advisor. In connection with the agreement, the Company paid DelMorgan $125,000, which was advanced by a third-party lender in exchange for an unsecured note payable issued by the Company bearing interest at the rate of 12% per annum payable monthly beginning on April 20, 2015.

F-8

Effective March 20, 2017, the Company entered into an extension agreement (the “Extension Agreement”) with DelMorgan to extend the maturity date of the Note to March 20, 2018. All other terms of the Note remain unchanged.

(b)	On December 15, 2016, the Company entered into an agreement with a buyer, whereby the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, (i) a non-interest bearing Note in the original principal amount of $250,000, (ii) Warrants, and (iii) shares of the Company’s common stock in an amount equal to 30% of the purchase price of the respective tranche divided by the closing price of the Common Stock on the trading day immediately prior to the date of funding of the respective tranche (collectively, the “Inducement Shares”). The “Maturity Date” shall be six months from the date of each payment of Consideration. A one-time interest charge of five percent (5%) (“Interest Rate”) is to be applied on the Issuance Date to the original principal amount. In addition, there is a 10% Original Issue Discount that is to be prorated based on the consideration paid by the Buyer.

On December 16, 2016, the Buyer purchased for $80,000 the first tranche of the Note and the respective securities to be issued and the Company sold to it including (i) a three-year warrant to acquire 176,000 shares of the Company’s common stock with an exercise price of $0.25 per share, and (ii) 240,000 shares of the Company’s common stock.

Upon issuance of the note, the company accounted for an original issue discount of $21,300, which consisted of (i) the 10% original issue discount of $8,800, and (ii) the fixed interest of 5% which aggregated $12,500 (such rate based on the entire funding due of $250,000). The original issue discount will be accreted to interest expense over the life of the note, resulting in a net amount due the holder of $101,300 at maturity. In addition, the (iii) the fair value of the 240,000 common shares of $21,600 issued to the holder, and (iv) the relative fair value of the warrants of $32,059 was considered as additional valuation discount to be amortized as interest expense over the life of the note.

The aggregate fair value of the original issue discount and the equity securities issued upon inception of the note of $53,659 was recorded as a valuation discount. The balance of the valuation discount at December 31, 2016 was $48,942. During the six months ended June 30, 2017, $48,942 of this amount was amortized as interest expense.

On June 7, 2017, the Company converted the debt and issued the Buyer 462,000 shares of its Common Stock (the “Shares”) with a fair value of $110,880 at the date of the agreement. In the event the Buyer does not realize sufficient proceeds through sales of the Shares, in accordance with the terms set forth herein, to equal $92,400, after deduction of reasonable sale transaction-related expenses, the Company agrees to issue additional shares to make up the deficiency or to pay such deficiency in cash, at the Company’s option. The Parties agree that this “Make Whole” provision shall expire and be of no further force and effect on the date the sum of net proceeds realized from the sale of the initial issuance of 462,000 shares is equal to or great than $92,400; or any deficiency is paid in cash by the Company at its option; or June 7, 2018, whichever occurs first. The buyer agrees not to sell more than 10 percent (10%) of the total weekly volume of FUSZ common shares traded in the United States domestic over-the-counter stock market in any one week. The Buyer agrees, that upon request of the Company, to provide trading records to the Company reflecting all sales of the Shares, within 1 (one) business days following such request. As a result of this conversion, the Company recognized a loss on extinguishment of $9,580 to account the difference between the fair value of the share issued and the note converted.

F-9

Total interest expense for notes payable for the six months ended June 30, 2017 and 2016 was $7,500 and $7,500 respectively. Total interest expense for notes payable for the three months ended June 30, 2017 and 2016 was $3,750 and $3,750, respectively.

5.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties notes payable as of June 30, 2017 and December 31, 2016:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017	Balance at December 31, 2016
					(Unaudited)
Note 1	Year 2015	August 8, 2018	12.0%	$1,203,242	$1,198,883	$1,198,883
Note 2	December 1, 2015	August 8, 2018	12.0%	189,000	189,000	189,000
Note 3	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901
Note 4	August 4, 2016	August 4, 2017	12.0%	343,326	343,326	343,326
Note 5	August 4, 2016	August 4, 2017	12.0%	121,875	121,875	121,875

Total notes payable – related parties, net					$1,964,985	$1,964,985

●	On various dates during the year ended December 31, 2015, Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, loaned the Company total principal amounts of $1,203,242. The loans were unsecured and all due on demand, bearing interest at 12% per annum. On December 1, 2015, the Company entered into a Secured Convertible Note agreement with Mr. Cutaia whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans amounting to an aggregate total of $1,248,883 and due on demand, was consolidated under a note payable agreement, bearing interest at 12% per annum, and converted from due on demand to due in full on April 1, 2017. In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, the Company granted Mr. Cutaia a senior security interest in substantially all current and future assets of the Company. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share.

●	On May 4, 2017, the Company entered into an extension agreement (the “Extension Agreement”) with Rory J. Cutaia to extend the maturity date of the $1,198,883 Secured Note due on April 1, 2017 to and including August 1, 2018. In consideration for extending the Note the Company issued Mr. Cutaia 1,755,192 warrants at a price of $0.355. All other terms of the Note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, Company recorded the fair value of the new note which approximates the original carrying value $1,198,883 and expensed the entire fair value of the warrants granted of $517,291 as part of loss on debt extinguishment. As of June 30, 2017, and December 31, 2016, the principal amount of the notes payable was $1,198,883.

●	On December 1, 2015, the Company entered into an Unsecured Convertible Note with Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note extends the payment terms from on-demand to due in full on April 1, 2017. The outstanding principal and accrued interest may be converted at Mr. Cutaia’s discretion into shares of common stock at a conversion rate of $0.07.

F-10

On May 4, 2017, the Company entered into an extension agreement (the “Extension Agreement”) with Rory J. Cutaia to extend the maturity date of the $189,000 Unsecured Note due on April 1, 2017 to and including August 1, 2018. All other terms of the Note remain unchanged.

●	On December 1, 2015, the Company entered into an Unsecured Note agreement with a consulting firm owned by Michael Psomas, a former member of the Company’s Board of Directors, in the amount of $111,901 representing unpaid fees earned for consulting services previously rendered but unpaid as of November 30, 2015. The outstanding amounts bear interest at 12% per annum, and are due in full on April 1, 2017, and is currently past due.

●	On April 4, 2016, the Company issued a secured convertible note to the Chief Executive Officer (“CEO”) and a director of the Company, in the amount of $343,326, which represents additional sums of $93,326 that the CEO advanced to the Company during the period from December 2015 through March 2016, and the conversion of $250,000 other pre-existing notes. This note bears interest at the rate of 12% per annum, compounded annually and matures on August 4, 2017. The note is also convertible up to 30% of the principal balance into shares of the Company’s common stock at $0.07 per share. In addition, the Company also issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 50% of the amount of such note.

●	On April 4, 2016, the Company issued an unsecured convertible note payable to the CEO in the amount of $121,875, which represents the amount of the accrued but unpaid salary owed to the CEO for the period from December 2015 through March 2016. The note bears interest at the rate of 12% per annum, compounded annually and matures on August 4, 2017. The note is also convertible into shares of the Company’s common stock at $0.07 per share, which approximated the trading price or the Company’s common stock on the date of the agreement.

Total interest expense for notes payable to related parties for the six months ended June 30, 2017 and 2016 was $116,930 and $122,978, respectively. Total interest expense for notes payable to related parties for the three months ended June 30, 2017 and 2016 was $58,788 and $69,034, respectively.

6.	CONVERTIBLE NOTE PAYABLE

The Company has the following notes payable as of June 30, 2017 and December 31, 2016:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at June 30, 2017	Balance at December 31, 2016
					(Unaudited)
Note payable (a)	Various	August 4, 2017	12%	$600,000	$680,268	$680,268
Note payable (b)	June 19, 2017	February 19, 2018	5%	$110,000	110,000	-
Total notes payable					790,268	680,268
Debt discount					(105,061)	-

Total notes payable, net of debt discount					$685,207	$680,268

(a)	The Company entered into a series of unsecured loan agreements with Oceanside Strategies, Inc. (“Oceanside”) a third party-lender, in the aggregate principal amount of $600,000 through December 31, 2015. The loans bear interest at rates ranging from 5% to 12% per annum and were due on demand.

On April 3, 2016, the Company issued an unsecured convertible note payable to Oceanside in the amount of $680,268 (this amount includes $600,000 principal amount and $80,268 accrued and unpaid interest). This note superseded and replaced all previous notes and current liabilities due to Oceanside for sums Oceanside loaned to the Company in 2014 and 2015. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for Oceanside’s agreement to convert the prior notes from current demand notes and extend the maturity date to December 4, 2016, the Company granted Oceanside the right to convert up to 30% of the amount of such note into shares of the Company’s common stock at $0.07 per share and issued 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

F-11

Effective December 30, 2016, the Company entered into an extension agreement (the “Extension Agreement”) with Oceanside to extend the maturity date of the Note to and including August 4, 2017. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, the Company issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019.

(b)	On June 19, 2017, the Company issued an unsecured convertible note to Lucas Holdings in the amount of $100,000 in exchange for 50,000 shares of common stock and a three-year warrant to acquire 330,000 shares of the Company’s common stock with an exercise price of $.30 per share. The “Maturity Date” is February 18, 2018. A one-time interest charge of five percent (5%) (“Interest Rate”) is to be applied on the Issuance Date to the original principal amount. In addition, there is a 5% Original Issue Discount.

Upon issuance of the note, the company accounted for an original issue discount of $10,000 which consisted of (i) the 5% original issue discount of $5,000, and (ii) the fixed interest of 5% which aggregated $5,000. The original issue discount of $10,000 has been added to the note balance and will be accreted to interest expense over the life of the note, resulting in a net amount due the holder of $110,000 at maturity. In addition, the (iii) the fair value of the 50,000 common shares of $12,500 issued to the holder, (iv) the relative fair value of the warrants of $40,180, and (v) a beneficial conversion feature of $47,320 were considered as additional valuation discount and will be amortized as interest expense over the life of the note.

The aggregate fair value of the original issue discount and the equity securities issued upon inception of the note of $110,000 has been recorded as a valuation discount. As of June 30, 2017, $4,939 of this amount was amortized as interest expense, resulting in an unamortized balance of $105,061 at June 30, 2017.

Total interest expense for convertible notes payable for the six months ended June 30, 2017 and 2016 was $40,481 and $40,704, respectively. Total interest expense for convertible notes payable for the three months ended June 30, 2017 and 2016 was $20,352 and $20,352, respectively.

7.	CONVERTIBLE SERIES A PREFERRED STOCK

Effective February 14, 2017, the Company entered into a Securities Purchase Agreement, (the “Purchase Agreement”), by and between an otherwise unaffiliated, accredited investor (the “Purchaser”) and the Company in connection with our issuance and sale to the Purchaser of shares of Series A Preferred Stock under the terms and conditions as set forth in the Purchase Agreement (the “Sale”).

In connection with the Sale, our Board of Directors (our “Board”) authorized and approved a series of preferred stock to be known as “Series A Convertible Preferred Stock”, for which 1,050,000 shares, $0.0001 par value per share, were authorized and a Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, (the “Certificate”), was filed with the Office of the Secretary of State of the State of Nevada (the “State”) to effectuate the authorization. Pursuant to the Purchase Agreement, the purchase of shares of our Series A Preferred Stock may occur in several tranches (each, a “Tranche”; and, collectively, the “Tranches”). The First Tranche of $300,000 ($315,000 in stated value, represented by 315,000 shares of our Series A Preferred Stock) closed simultaneously with the execution of the Purchase Agreement on February 14, 2017 (the “First Closing”), and each additional Tranche shall close at such times and on such financial terms as may be agreed to by the Purchaser and us. The net proceeds to us after offering costs was $255,000.

F-12

The Series A Preferred Stock has the following rights and privileges:

Senior rights in terms preference as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company;
●	Accrues dividends at a rate of 5% per annum;
●	Mandatorily redeemable at an installment basis starting August 13, 2017 in the amount of $63,000 plus accrued interest. The Company has the option to redeem the Series A shares in cash or in shares of common stock based upon the Company’s 5-day Volume Weighted Average Price (“VWAP”).

Pursuant to the terms of the Purchase Agreement, the shares of our Series A Preferred Stock issued in the First Closing are to be redeemed by us in five (5) equal weekly payments (each, a “Redemption Payment”), commencing in approximately 180 days from the First Closing. All but one of the Redemption Payments may be made by us in cash or in shares of our common stock, at our option. The Holder shall have the option to demand payment of one Installment Redemption Payment in shares of Common Stock Redemption Payments made using shares of our common stock will be valued based upon a VWAP formula, tied to the then-current quoted price of shares of our common stock, described with greater particularity in the Purchase Agreement.

The Company considered the guidance of ASC 480-10, Distinguishing Liabilities From Equity to determine the appropriate treatment of the Series A shares. Pursuant to ASC 480-10, the Company determined that the Series A shares is an obligation to be settled, at the option of the Company, in cash or in variable number of shares with a fixed monetary value that should be recorded as a liability under ASC 480-10. As a result, the Company determined the fair value of the Series A to be $300,000 upon issuance with the difference of $15,000 from the face amount, and incurred legal fees of $45,000, to be accounted as a debt discount which will be amortized over the term of the redemption period of the Series A shares.

As a result of this transaction, the Company recorded a liability of $315,000 and a debt discount of $60,000, upon issuance. As of June 30, 2017, the remaining unamortized discount was $20,857 resulting in a net amount due of $294,143.

8.	EQUITY TRANSACTIONS

The Company’s common stock activity for the six months ended June 30, 2017 is as follows:

Common Stock

Shares Issued for Services – During the period ended June 30, 2017, the Company issued 3,224,333 common shares to employees and vendors for services rendered with a fair value of $964,107 and are expensed based on fair market value of the stock price at the date of grant.

Shares Issued to Settle Accounts Payable - During the period ended June 30, 2017, the Company amended an agreement with a vendor and issued 400,000 shares of common stock as full and final payment to the vendor on accounts payable owed of $30,000. The fair value of the shares issued was $56,000, a loss on extinguishment of debt totaling $26,000 was recorded as part of the transaction.

Shares Issued from Stock Subscription – The Company issued stock subscription to investors. For the six months ended June 30, 2017, the Company issued 6,275,000 common shares for a net proceed of $430,000.

The Company previously received $20,000 related to the Subscription Receivable that was outstanding as of December 31, 2016.

F-13

Shares Issued from Conversion of Note Payable - During the period ended June 30, 2017, the Company converted a $92,400 note payable into 462,000 shares of its Common Stock (the “Shares”) with a fair value of $110,880 (see Note 4).

Shares Issued as Part of Convertible Note Payable - During the period ended June 30, 2017, the Company issued 50,000 shares of common stock with a fair market value of $12,500 (see Note 6).

Stock Options

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of our board of directors to retain the services of valued key employees and consultants of the Company.

At its discretion, the Company grants share option awards to certain employees and non-employees, as defined by ASC 718, Compensation—Stock Compensation, under the 204 Stock Option Plan (the “Plan”) and accounts for its share-based compensation in accordance with ASC 718.

A summary of option activity for the six months ended June 30, 2017 is presented below.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2016	10,530,953	$0.33	4.03
Granted	12,500,000	0.17
Exercised	-	-
Forfeited or expired	-	-
Outstanding at June 30, 2017	23,030,953	$0.26	1.97	$1,443,767
Vested and expected to vest at June 30, 2017	9,614,625	$0.34		$480,923
Exercisable at June 30, 2017	6,389,286	$0.46		$153,142

For the six months ended June 30, 2017, the Company approved and granted 5,500,000 non-qualified stock options to employees and 2,000,000 to a Director with an aggregate fair value of $684,787. Each exercisable into one share of our common stock and vest 100% in three years from the grant date.

For the six months ended June 30, 2017, the Company approved and granted 5,000,000 non-qualified stock options to consultants with an aggregate fair value of $1,228,046. Each exercisable into one share of our common stock. The options vest based on consultant achieving quantifiable milestones. As of June 30, 2017, the Company determined that the probability of the consultants achieving these milestones was probable. As a result, the Company record compensation expense of $56,335 to account the estimated 296,527 options that vest.

The Company recognized $242,630 in share-based compensation expense for the six months ended June 30, 2017. As of June 30, 2017, total unrecognized stock-based compensation expense was $1,975,437, which is expected to be recognized as an operating expense through July 2020. The intrinsic value of the stock options outstanding at June 30, 2017 was approximately $1,444,000.

The fair value of each share option award on the date of grant is estimated using the Black-Scholes method based on the following weighted-average assumptions:

F-14

	3 Months Ended June 30,		6 Months Ended June 30,
	2017	2016	2017	2016
Risk-free interest rate	1.77% - 1.89%	1.22 - 1.24	1.22% - 1.93%	1.22% - 1.65%
Average expected term (years)	5 years	5 years	5 years	5 years
Expected volatility	157.09%	100.18 – 101.25	153.07 – 160%	100.18 – 101.25
Expected dividend yield	-	-	-	-

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based upon the Company’s current dividend rate and future expectations

Warrants

The Company has the following warrants outstanding as of June 30, 2017 all of which are exercisable:

	Issuance Date	Expiration Date	Warrant Shares	Exercise Price
Warrant #1	November 12, 2014	November 12, 2019	600,000	$0.50
Warrant #2	March 21, 2015	March 20, 2018	48,000	$0.10
Warrant #3	October 30, 2015	October 30, 2020	600,000	$0.50
Warrant #4	December 1, 2015	November 30, 2018	9,719,879	$0.07
Warrant #5	April 4, 2016	April 4, 2019	2,452,325	$0.07
Warrant #6	April 4, 2016	April 4, 2019	2,429,530	$0.07
Warrant #7	December 15, 2016	December 14, 2019	176,000	$0.25
Warrant #8	December 30, 2016	December 29, 2019	2,429,530	$0.08
Warrant #9	May 4, 2017	May 3, 2020	1,755,192	$0.36
Warrant #10	June 19, 2017	June 30, 2020	330,000	$0.30
Outstanding at June 30, 2017			20,540,456

During the period ended June 30, 2017, the Company granted warrants to purchase 1,755,192 shares of common stock to an officer of the Company pursuant to an extinguishment of a note payable (see Note 5). In addition, the Company also granted warrants to purchase 330,000 shares of common stock pursuant to issuance of a convertible note payable (see Note 6).

The intrinsic value of the warrants outstanding at June 30, 2017 was $2,365,362.

9.	COMMITMENTS AND CONTINGENCIES

Litigation

We have one pending litigation, filed on September 19, 2016. The action is captioned as Multicore Technologies, an Indian Corporation, plaintiff, v. Rocky Wright, an individual, bBooth, Inc., a Nevada corporation, and Blabeey, Inc., a Nevada corporation, defendants (the “Multicore Action”). The action is pending in the United States District Court for the Central District of California under Case No.: 2:16-cv-7026 DSF (AJWx). The First Amended Complaint was filed on January 27, 2017, alleging breach of implied-in-fact contract and quantum meruit relating to services Multicore allegedly performed on behalf of bBooth in connection with various web and mobile applications. Multicore is seeking damages of approximately $157,000 plus interest and cost of suit. We filed an Answer denying Multicore’s claims on March 13, 2017. We do not believe plaintiff’s claims of an implied contract or quantum meruit have any basis in fact, nor do we believe they have any other viable claims against us. We intend to vigorously defend the action and have determined not to create a reserve in our financial statements for an unfavorable outcome.

F-15

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

10.	SUBSEQUENT EVENTS

On September 15, 2017, the Multicore Action (see Note 9) was dismissed by plaintiff as against us in exchange for our guarantee of two payments to be made by another defendant in the action totaling $5,000, for which we have a right of set-off against any sums we may owe such party for services currently being rendered to us by such party.

The Company issued 94,620 shares of common stock to vendors subsequent to June 30, 2017, with a fair value of $14,750 for services rendered.

Subsequent to June 30, 2017, the Company issued 300,000 non-qualified stock options with an exercise price of $0.25 to employees for services to be rendered with a fair value of $41,928. The options vest monthly based on consultant achieving quantifiable milestones.

Effective August 4, 2017, the Company entered into an extension agreement with Rory J. Cutaia to extend the maturity date of the $343,326 Unsecured Note due on August 4, 2017 to and including December 4, 2018. In consideration for extending the Note the Company issued Mr. Cutaia 1,329,157 warrants at a price of $0.15 per share with a fair value of $172,456. All other terms of the Note remain unchanged. The Company will account this transaction as a debt extinguishment and will record the fair value of the warrants amounting to $172,456 as a loss on debt extinguishment.

Effective August 4, 2017, for no additional consideration the Company entered into an extension agreement with Rory J. Cutaia to extend the maturity date of the $121,875 Unsecured Note due on August 4, 2017 to and including December 4, 2018. All other terms of the Note remain unchanged.

Effective August 4, 2017, the Company entered into an extension agreement with Oceanside to extend the maturity date of the Note to and including April 4, 2018. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to April 4, 2018, the Company issued Oceanside 1,316,800 warrants at a price of $0.15 per share with a fair value of $170,853. All other terms of the Note remain unchanged. The Company will account this transaction as a debt extinguishment and will record the fair value of the warrants amounting to $170,853 as a loss on debt extinguishment.

On July 7, 2017, the Company issued 52,500 shares of Series A Preferred Stock for cash proceeds of $50,000. The Series A Preferred Stock has the same terms as described in Note 7, except that two weekly redemption payments shall be due, one on January 8, 2018, and the other on January 15, 2018, each in the amount of $26,250. As a result of this transaction the Company will record liability of $52,500 and a debt discount of $2,500 upon issuance.

On July 28, 2017, the Company has agreed to issue 262,500 shares of Series A Preferred Stock for cash proceeds of $250,000. $125,000 was paid to the Company on July 28, 2017 and the remaining $125,000 will be paid on or about August 28, 2017, unless the Company is in material, uncured default of the provisions of this Agreement. The Series A Preferred Stock has the same terms as described in Note 7. As a result of this transaction, the Company will record liability of $262,500 and debt discount of $12,500 upon issuance.

F-16

Effective August 4, 2018, the Company issued the CEO 3,750,000 restricted shares of common stock for services rendered with a fair value of $562,500.

Effective September 26, 2017, as a commitment fee under the Purchase Agreement for which we received no proceeds, we issued to Kodiak an unsecured Promissory Note (the “Commitment Note”), dated September 15, 2017, for the principal amount of $100,000 with interest at the rate of 5% per annum, payable nine months from the issue date. The Purchase Agreement provides that in the event this Registration Statement is not effective by December 31, 2017, through no fault of ours, the Commitment Note shall be deemed cancelled, null and void, and of no further force and effect. In exchange for proceeds of $100,000, we issued to Kodiak an additional unsecured Promissory Note (the “First Note”), dated September 15, 2017 and effective September 26, 2017, in the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. Upon the filing of this Registration Statement, and in exchange for additional proceeds of $100,000, we issued to Kodiak an additional note (the “Second Note”) for the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. (The Commitment Note, the First Note, and the Second Note hereinafter referred to collectively as the “Notes”) The principal amount and accrued interest under the Notes are not convertible except in the event of default. In the event of default, the conversion price for the Notes shall be the lesser of $0.25 per share or 70% of the lowest trading price during the ten-trading-day period prior to the conversion date. Conversion of the Notes is subject to the Beneficial Ownership Limitation. None of the shares underlying any of the Notes are being registered under this Registration Statement. The Company is currently in the process of determining the appropriate accounting for the issuance of the note payable.

Effective September 26, 2017, and as an additional commitment fee under the Purchase Agreement, we issued to Kodiak two Common Stock Purchase Warrants, both dated September 15, 2017, the first of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.15 per share (the “First Warrant”), and the second of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.20 per share (the “Second Warrant”). The Purchase Agreement also provides for the issuance of a third Common Stock Purchase Warrant as an additional commitment fee, entitling Kodiak to purchase up to 4,000,000 shares of our common stock at an exercise price of $0.25 per share (the “Third Warrant”), to be issued only upon, and subject to, the occurrence of the first Closing Date. (The First, Second, and Third Warrants are hereinafter referred to collectively as the “Warrants”). The exercise price and number of common shares to be issued under each of the Warrants are subject to adjustments provided for in each such Warrant and are also subject to the Beneficial Ownership Limitation. The Company is in the process of determining the accounting effect of the above transactions. None of the shares underlying any of the Warrants is being registered under this Registration Statement. The Company is currently in the process of determining the appropriate accounting for the issuance of the warrant.

Subsequent to June 30, 2017, 283,500 of Series A Preferred Stock plus the redemption premium and interest were redeemed through the issuance of 2,368,824 shares of common stock and a payment of $138,500. The fair value of the 2,368,824 shares was $263,876, the $118,698 in excess was recorded as interest expense as of September 30, 2017.

F-17

nFÜSZ, INC.

CONSOLIDATED BALANCE SHEETS

December 31,	2016	2015

ASSETS

Current assets:
Cash	$16,762	$103,019
Accounts receivable	8,468	-
Prepaid expenses	10,871	65,922
Total current assets	36,101	168,941
Property and equipment, net	52,066	70,873
Other assets	16,036	-

Total assets	$104,203	$239,814

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$431,650	$355,694
Accrued interest (including $56,628 and $16,140 payable to related parties)	118,137	67,860
Accrued officers’ salary	200,028	82,458
Notes payable, net of discount of $48,942 and $0, respectively	177,358	125,000
Notes payable - related party	1,964,985	-
Convertible note payable	680,268	600,000

Total current liabilities	3,572,426	1,231,012
Notes payable - related party, net of discount $0 and $398,594, respectively	-	1,351,192

Total liabilities	3,572,426	2,582,204

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 94,661,566 and 63,859,000 shares issued and outstanding as of December 31, 2016 and 2015, respectively	9,465	6,386
Additional paid in capital	17,815,732	14,650,519
Stock subscription	(20,020)	-
Accumulated deficit	(21,273,400)	(16,999,295)

Total stockholders’ deficit	(3,468,223)	(2,342,390)

Total liabilities and stockholders’ deficit	$104,203	$239,814

The accompanying notes are an integral part of these consolidated financial statements.

F-18

nFÜSZ, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,	2016	2015

Net sales	$-	$-

Operating expenses:
Research and development	257,803	241,637
General and administrative	2,873,185	5,174,515
Impairment charges	-	1,387,100
Total operating expenses	3,130,988	6,803,252

Loss from operations	(3,130,988)	(6,803,252)

Other income (expense):
Other income	52,898	-
Interest expense (including $232,076 and $16,140 to related parties)	(340,580)	(125,810)
Interest expense - amortization of debt discount	(398,594)	(26,166)
Fair value of warrants and conversion feature granted on debt extensions	(455,975)	-
Total other expense, net	(1,142,251)	(151,976)

Loss before income tax provision	(4,273,239)	(6,955,228)

Income tax provision	866	-

Net loss	$(4,274,105)	$(6,955,228)

Earnings per share - basic and diluted	$(0.05)	$(0.11)

Weighted average number of common shares outstanding - basic and diluted	79,602,170	62,707,874

The accompanying notes are an integral part of these consolidated financial statements.

F-19

nFÜSZ, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2015 and 2016

			Additional	Common
	Common Stock		Paid-in	Stock	Accumulated
	Shares	Amount	Capital	Subscribed	Deficit	Total

Balance at December 31, 2014	60,600,000	$6,060	$12,052,575	$-	$(10,044,067)	$2,014,568

Share based compensation	-	-	857,311	-	-	857,311
Warrants issued in connection with DelMorgan service agreement	-	-	20,114	-	-	20,114
Warrants issued for extension of note payable terms	-	-	424,758	-	-	424,758
Shares issued as payment for vendor services	124,000	12	34,666	-	-	34,678
Shares issued in connection with Songstagram settlement agreements	820,000	82	529,918	-	-	530,000
Shares issued as board compensation	1,100,000	110	123,799	-	-	123,909
Shares issued as employee compensation	1,215,000	122	607,378	-	-	607,500
Net loss	-	-	-	-	(6,955,228)	(6,955,228)

Balance at December 31, 2015	63,859,000	6,386	14,650,519	-	(16,999,295)	(2,342,390)

Fair value vested options	-	-	457,881	-	-	457,881
Fair value of common shares, warrants and beneficial conversion feature on issued convertible notes	240,000	24	33,067	-	-	33,091
Fair value of warrants and conversion feature of debt extension	-	-	455,975	-	-	455,975
Stock repurchase	(8,311,324)	(831)	(165,395)	-	-	(166,226)
Proceeds from sale of common stock	31,335,556	3,133	1,540,917	(20,020)	-	1,524,030
Share based compensation - shares issued for vendor services	6,388,334	638	726,201	-	-	726,839
Share based compensation - shares issued for BOD services	1,150,000	115	116,567	-	-	116,682
Net loss	-	-	-	-	(4,274,105)	(4,274,105)

Balance at December 31, 2016	94,661,566	$9,465	$17,815,732	$(20,020)	$(21,273,400)	$(3,468,223)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

nFÜSZ, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2016	2015

Operating Activities:
Net loss	$(4,274,105)	$(6,955,228)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from debt extinguishment	455,975	362,626
Amortization of debt discount and debt issuance costs	404,041	1,649,564
Depreciation and amortization	21,301	-
Stock compensation	1,301,402	-
Impairment charges	-	1,387,100
Effect of changes in operating assets and liabilities:
Accounts receivable	(8,417)	-
Prepaid expenses and other current assets	55,052	148,931
Other assets	(16,036)	-
Accounts Payable and accrued expenses	456,774	540,596
Net cash used in operating activities	(1,604,013)	(2,866,411)

Investing Activities:
Purchases of property and equipment	(2,494)	(62,029)
Acquisition of Intellectual Property	-	(43,900)
Net cash used in investing activities	(2,494)	(105,929)

Financing Activities:
Proceeds from notes payable	-	600,000
Proceeds from notes payable - related parties	92,446	1,403,242
Payment of notes payable	-	(100,000)
Payment of notes payable - related parties	(10,000)	-
Proceeds from sale of common stock	1,524,030	-
Stock repurchases	(166,226)	-
Borrowings from note payable	80,000	-
Net cash provided by financing activities	1,520,250	1,903,242

Net change in cash	(86,257)	(1,069,098)

Cash - beginning of the year	103,019	1,172,117

Cash - end of the year	$16,762	$103,019

Supplemental disclosures of cash flow information:
Cash paid for interest	$129,869	$77,068
Cash paid for income taxes	$800	$-

Supplemental disclosure of non-cash investing and financing activities:
Note payable issued as payment for professional fees	$-	$125,000
Satisfaction of note in connection with the foreclosure of Songstagram security interest	$-	$861,435
Issuance of common stock in connection with settlement agreements	$-	$530,000
Officer salary paid pursuant to note payable - related party	$-	$189,000
Accounts payable paid pursuant to note payable - related party	$-	$101,901
Accrued interest converted to note payable - related party	$-	$45,641
Conversion of accrued interest on notes payable to convertible notes payable	$80,268	$-
Conversion of accrued interest on notes payable to related parties note	$10,900	$-
Conversion of accrued payroll to related party note	$121,875	$-
Conversion of accrued interest to accrued officers’ salary	$180,686	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-21

nFÜSZ, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

1.	DESCRIPTION OF BUSINESS

Organization

Cutaia Media Group, LLC (“CMG”) was a limited liability company formed on December 12, 2012 under the laws of the State of Nevada. On May 19, 2014, bBooth, Inc. was incorporated under the laws of the State of Nevada. On May 19, 2014, CMG was merged into bBooth, Inc. and bBooth, Inc. changed its name to bBooth (USA), Inc. The operations of CMG and bBooth (USA), Inc. are collectively referred to as “bBoothUSA”.

On October 16, 2014, bBoothUSA completed a Share Exchange Agreement with Global System Designs, Inc. (“GSD”) which was accounted for as a reverse merger transaction. In connection with the closing of the Share Exchange Agreement, GSD management was replaced by bBoothUSA management, and GSD changed its name to bBooth, Inc.

Effective April 21, 2017, we changed our corporate name from bBooth, Inc. to nFüsz, Inc. The name change was effected through a parent/subsidiary short-form merger of nFüsz, Inc., our wholly-owned Nevada subsidiary, formed solely for the purpose of the name change, with and into us. We were the surviving entity. To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on April 4, 2017 and a Certificate of Correction with the Secretary of State of the State of Nevada on April 17, 2017. The merger became effective on April 21, 2017. Our board of directors approved the merger, which resulted in the name change on that date. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

On the effective date of the merger, our name was changed to “nFüsz, Inc.” and our Articles of Incorporation, as amended (the “Articles”), were further amended to reflect our new legal name. With the exception of the name change, there were no other changes to our Articles.

Nature of Business

We have developed proprietary interactive video technology which serves as the basis for certain products and services that we offer under the brand name “notifi”. Our notifiCRM, notifiADS, notifiLINKS, and notifiWEB products are cloud-based, software-as-a-service (“SaaS”), customer relationship management (“CRM”), sales lead generation, advertising and social engagement software, accessible on mobile and desktop platforms, that we license to individual consumers, sales-based organizations, consumer brands, marketing and advertising agencies, as well as artists and social influencers. Our notifiCRM platform is an enterprise scalable customer relationship management program that incorporates proprietary, interactive audio/video messaging and interactive on-screen “virtual salesperson” communications technology. Our notifiTV and notifiLIVE products are part of our proprietary interactive video platform allowing viewers to interact with pre-recorded as well as live broadcast video content by clicking on links we embed in people, objects, graphics or sponsors’ signage displayed on the screen. Viewers can experience our notifiTV and notifiLIVE interactive content and capabilities on most devices available in the market today without the need to download special software or proprietary video players.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

F-22

Principles of Consolidation

The consolidated financial statements include the accounts of bBooth, Inc. and Songstagram, Inc. (“Songstagram”). All significant intercompany transactions and balances have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2016, the Company incurred a net loss of $4,274,105, used cash in operations of $1,604,013 and had a stockholders’ deficiency of $3,468,223 as of that date. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2016, the Company had cash on hand in the amount of $16,762. The Company raised an additional $300,000 in February 2017. Management estimates that the current funds on hand will be sufficient to continue operations through April 2017. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share based payments. Amounts could materially change in the future.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service.

Long-Lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. During the year ended December 31, 2015, the Company made this analysis and determined there were no reliable predictors of future cash flows in connection with the Company’s intangible assets or its booth-related equipment. Accordingly, the Company concluded that impairment of these assets was appropriate and recorded an aggregate impairment charge of $1,387,100 for the year ended December 31, 2015. No impairment of long-lived assets was required for the year ended December 31, 2016.

F-23

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2016 and 2015, the Company has not established a liability for uncertain tax positions.

Share Based Payment

The Company issues stock options, common stock, and equity interests as share-based compensation to employees and non-employees.

The Company accounts for its share-based compensation to employees in accordance FASB ASC 718 “Compensation – Stock Compensation.” Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50 “Equity - Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

The Company values stock compensation based on the market price on the measurement date. As described above, for employees this is the date of grant, and for non-employees, this is the date of performance completion.

The Company values stock options using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes model to value options issued during the years ended December 31, 2016 and 2015 are as follows:

F-24

	Year Ended	Year Ended
	December 31, 2016	December 31, 2015

Expected life in years	2.5 to 5.0	2.5 to 5.0
Stock price volatility	84.36% - 153. 07%	84.36% - 98.54%
Risk free interest rate	1.22% - 1.24%	1.07% - 1.72%
Expected dividends	NA	NA
Forfeiture rate	20%	21%

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. These costs are primarily expenses to vendors contracted to perform research projects and develop technology for the Company’s notifi cloud-based, Software-as-a-Service (SaaS) platform.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options. No dilutive potential common shares were included in the computation of diluted net loss per share because their impact was anti-dilutive. As of December 31, 2016 and 2015, the Company had total outstanding options and warrants of 28,986,217 and 18,624,129, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, notes receivable and notes payable. The principal balance of the notes receivable and notes payable approximates fair value because of the current interest rates and terms offered to the Company for similar debt are substantially the same.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

F-25

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation – Stock Compensation (Topic 718). The pronouncement was issued to clarify the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The pronouncement is effective for reporting periods beginning after December 15, 2015. The adoption of ASU 2014-12 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures. The Company anticipates that this will add significant liabilities to the balance sheet.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Reclassifications

Prior period financial amounts have been reclassified to conform to the current period presentation. $600,000 of notes payable previously reflected in 2015 under the caption “Notes Payable” were reclassified to “Convertible Notes”.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2016 and 2015.

	December 31, 2016	December 31, 2015

Furniture and fixtures	$56,890	$56,890
Office equipment	50,669	48,175

	107,559	105,065
Less: accumulated depreciation	(55,493)	(34,192)

	$52,066	$70,873

Depreciation expense amounted to $21,302 and $31,618 for the year ended December 31, 2016 and 2015, respectively.

F-26

4.	NOTES PAYABLE

The Company has the following notes payable as of December 31, 2016 and December 31, 2015:

Note	Note Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2016	Balance at December 31, 2015

Note payable (a)	March 21, 2015	March 20, 2017	12.0%	$125,000	$125,000	$125,000
Note payable (b)	December 15, 2016	Due upon demand	5%	$101,300	101,300	-
Total notes payable					226,300	125,000
Debt discount					(48,942)	-

Total notes payable, net of debt discount					$177,358	$125,000

(a)	March 21, 2015 – The Company entered into an agreement with DelMorgan Group LLC (“DelMorgan”), pursuant to which DelMorgan agreed to act as the Company’s exclusive financial advisor. In connection with the agreement, the Company paid DelMorgan $125,000, which was advanced by a third-party lender in exchange for an unsecured note payable issued by the Company bearing interest at the rate of 12% per annum payable monthly beginning on April 20, 2015. The note payable is due on the earlier of March 20, 2017, or upon completion of a private placement transaction, as defined in the agreement. As a result, the $125,000 note payable has been classified as a current liability as of December 31, 2016 and December 31, 2015 in the accompanying condensed consolidated financial statements. The parties have reached agreement to extend the note payable to March 20, 2018.

(b)	On December 15, 2016, the Company entered into an agreement with a buyer whereby the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, (i) a non interest bearing Note in the original principal amount of $250,000, (ii) Warrants, and (iii) shares of the Company’s common stock in an amount equal to 30% of the purchase price of the respective tranche divided by the closing price of the Common Stock on the trading day immediately prior to the date of funding of the respective tranche (collectively the “Inducement Shares”). The “Maturity Date” shall be six months from the date of each payment of Consideration. A one-time interest charge of five percent (5%) (“Interest Rate”) is to be applied on the Issuance Date to the original principal amount. In addition, there is a 10% Original Issue Discount that is to be prorated based on the consideration paid by the Buyer.

On December 30, 2016, the Buyer purchased for $80,000 the first tranche of the Note and the respective securities to be issued and the Company sold to it including (i) a three-year warrant to acquire 176,000 shares of the Company’s common stock with an exercise price of $0.25 per share, and (ii) 240,000 shares of the Company’s common stock.

Upon issuance of the note, the company accounted for an original issue discount of $21,300, which consisted of (i) the 10% original issue discount of $8,800, and (ii) the fixed interest of 5% which aggregated $12,500 (such rate based on the entire funding due of $250,000). The original issue discount will be accreted to interest expense over the life of the note, resulting in a net amount due the holder of $101,300 at maturity. In addition, the (iii) the fair value of the 240,000 common shares of $21,600 issued to the holder, and (iv) the relative fair value of the warrants of $32,059 will be considered as additional valuation discount and will be amortized as interest expense over the life of the note.

The aggregate fair value of the original issue discount and the equity securities issued upon inception of the note of $53,659 has been recorded as a valuation discount. During the year $4,717 of this amount was amortized as interest expense, and the remaining unamortized discount was $48,942 as of December 31, 2016.

F-27

Upon the occurrence of an event of default, the Holder shall have the right, but not the obligation, to convert the Outstanding Balance into shares of the Company’s Common Stock, the conversion price” shall equal 70% of the average volume weighted average price for the twenty trading days immediately preceding the applicable conversion date. The Company did not account for the conversion feature of the note as it is a contingent event that is payable only upon default of the note. It is the Company’s current intention to pay the note off before maturity with either from the funds raised subsequent to year end, or through an additional amount advanced by the majority stockholder.

Total interest expense for notes payable for the years ended December 31, 2016 and 2015 was $43,768 and $11,466, respectively.

5.	NOTES PAYABLE – RELATED PARTIES

The Company has the following related parties notes payable:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 30, 2016	Balance at December 31, 2015

Note 1	Year 2015	April 1,2017	12.0%	$1,203,242	$1,198,883	$1,248,883
Note 2	December 2015	April 1, 2017	12.0%	200,000	-	200,000
Note 3	December 1, 2015	April 1,2017	12.0%	189,000	189,000	189,000
Note 4	December 1, 2015	April 1, 2017	12.0%	111,901	111,901	111,901
Note 5	August 4, 2016	April 4, 2017	12.0%	343,326	343,326	-
Note 7	August 4, 2016	April 4, 2017	12.0%	121,875	121,875	-

Total					1,964,985	1,749,784

Debt discount					-	(398,592)

Total notes payable – related parties, net					$1,964,985	$1,351,192

●	On various dates during the year ended December 31, 2015, Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, loaned the Company total principal amounts of $1,203,242. The loans were unsecured and all due on demand, bearing interest at 12% per annum. On December 1, 2015, the Company entered into a Secured Convertible Note agreement with Mr. Cutaia whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans amounting to an aggregate total of $1,248,883 and due on demand, was consolidated under a note payable agreement, bearing interest at 12% per annum, and converted from due on demand to due in full on April 1, 2017. In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, the Company granted Mr. Cutaia a senior security interest in substantially all current and future assets of the Company. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share. On April 4, 2016 $50,000 of this note was converted into another note (see below).

●	On December 1, 2015, the Company entered into an Unsecured Convertible Note with Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note extends the payment terms from on-demand to due in full on April 1, 2017. The outstanding principal and accrued interest may be converted at Mr. Cutaia’s discretion into shares of common stock at a conversion rate of $0.07.

F-28

●	On December 1, 2015, the Company entered into an Unsecured Note agreement with a consulting firm owned by Michael Psomas, a former member of the Company’s Board of Directors, in the amount of $111,901 representing unpaid fees earned for consulting services previously rendered but unpaid as of November 30, 2015. The outstanding amounts bear interest at 12% per annum, and are due in full on April 1, 2017.

●	On April 4, 2016, the Company issued a secured convertible note to the Chief Executive Officer (“CEO”) and a director of the Company, in the amount of $343,325, which represents additional sums of $93,326 that the CEO advanced to the Company during the period from December 2015 through March 2016, and the conversion of $250,000 other pre-existing notes including the $200,000 December note bearing 12% interest. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for this agreement to extend the repayment date to August 4, 2017, the Company granted to the CEO the right to convert up to 30% of the amount of the such note into shares of the Company’s common stock at $0.07 per share and issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 50% of the amount of such note.

●	The Company calculated the effect of the issuance of the warrants and the conversion that arose as part of issuances of the $343,325 convertible amounted to $132,140. As the change in the fair value of the note constituted a change in excess of 10% of the present value of the note, the Company considered this to be a “debt extinguishment” in accordance with ASC 470-50-40 and recorded the fair value of the grant as a debt extinguishment cost.

●	April 4, 2016 the Company issued an unsecured convertible note payable to the CEO in the amount of $121,875, which represents the amount of the accrued but unpaid salary owed to the CEO for the period from December 2015 through March 2016. In consideration for this agreement to extend the payment date to August 4, 2017, the Company granted to the CEO the right to convert the amount of the such note into shares of the Company’s common stock at $0.07 per share, which approximated the trading price or the Company’s common stock on the date of the agreement. This note bears interest at the rate of 12% per annum, compounded annually.

●	In 2015, the Company granted 8,920,593 warrants to Mr. Cutaia and 799,286 warrants to Mr. Psomas as consideration for their respective notes payable balances to a maturity date of April 1, 2017. The warrants are immediately vested and have an exercise price of $0.07 and expire on November 30, 2018. The warrants have been valued using the Black-Scholes valuation model and have an aggregate value of $424,758. The value has been recorded as a discount to the outstanding notes payable - related parties on the accompanying consolidated balance sheet, and was being amortized into interest expense over the extended maturity periods of April 1, 2017.

Total interest expense for notes payable to related parties for the years ended December 31, 2016 and 2015 was $232,076 and $61,781, respectively.

6.	CONVERTIBLE NOTE PAYABLE

The Company entered into a series of unsecured loan agreement with Oceanside Strategies, Inc. (“Oceanside”) a third-party lender, in the aggregate principal amount of $600,000 through December 31, 2015. The loans bear interest at rates ranging from 5% to 12% per annum and were due on demand.

On April 3, 2016, the Company issued an unsecured convertible note payable to Oceanside in the amount of $680,268 (this amount includes $600,000 principal amount and $80,268 accrued and unpaid interest). This note superseded and replaced all previous notes and current liabilities due to Oceanside for sums Oceanside loaned to the Company in 2014 and 2015. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for Oceanside’s agreement to convert the prior notes from current demand notes and extend the maturity date to December 4, 2016, the Company granted Oceanside the right to convert up to 30% of the amount of such note into shares of the Company’s common stock at $0.07 per share and issued 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019

F-29

The Company calculated the effect of the issuance of the warrants and the conversion feature that arose as part of issuances of notes, which amounted to $164,344. As the change in the fair value of the note constituted a change in excess of 10% of the present value of the note, the Company considered this to be a “debt extinguishment” in accordance with ASC 470-50-40 and recorded the fair value of the grant as a debt extinguishment cost.

Effective December 30, 2016, the Company entered into an extension agreement (the “Extension Agreement”) with Oceanside to extend the maturity date of the Note to and including August 4, 2017. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017 the Company issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019, which warrants represent 25% of the amount of the Note. The fair value of the warrants was determined to be $159,491 using a Black-Scholes option pricing model. As the change in the fair value of the note constituted a change in excess of 10% of the present value of the note, the Company considered this to be a “debt extinguishment” in accordance with ASC 470-50-40 and recorded the fair value of the grant as a debt extinguishment cost.

As of December 31, 2016 and December 31, 2015, principal amount of the note payable was $680,268 and $600,000, respectively.

7.	EQUITY TRANSACTIONS

Common Stock

The following were common stock transactions during the year ended December 31, 2016.

Stock Repurchases – On January 28, 2016, the Company entered into stock repurchase agreements (the “Repurchase Agreements”) with three former employees and consultants to acquire an aggregate total of 9,011,324 shares of the Company’s common stock. Pursuant to the terms of the agreements, the Company had the right to purchase the shares at a price of $0.02 per share on or before April 15, 2016. In accordance with the terms of the Repurchase Agreements, the Company repurchased 8,311,324 shares for total of $166,226 during the year ended December 31, 2016.

Shares Issued for Services – The Company issued common shares to consultants and vendors for services rendered and are expensed based on fair market value of the stock on the date of grant, or as the services were performed. For the year ended December 31, 2016, the Company issued 6,388,334 shares of common stock for services and recorded stock compensation expense of $726,789.

Effective July 12, 2016, our board approved the execution of a term sheet with a consultant in which the consultant will receive 5,000,000 restricted common shares that vest over 3 years in increments of 1,666,667 shares every year. The shares are being valued at the trading price of our common shares as the shares vest. During the year ended December 31, 2016, the Company recognized a cost of $90,500 related to the cost of approximately 765,000 shares earned during the period, which cost is included in the amount above. As the shares have not yet vested, they are not being reflected as outstanding at December 31, 2016. In addition, the consultant will receive cash compensation equal to 50% of “net revenue” generated through a to-be-formed wholly owned subsidiary “through which mutually approved booth related opportunities will be conducted”.

F-30

Shares Issued to Board of Directors – The Company issued common shares to board of directors for services rendered and are expensed based on fair market value of the stock price at the date of grant. For the year ended December 31, 2016, the Company issued 1,150,000 shares to board of directors and recorded stock compensation expense of $116,682.

Shares Issued from Stock Subscription – The Company issued stock subscription to investors. For the year ended December 3, 2016, the Company issued 32,135,556 common shares for a net proceed of $1,544,050.

The following were common stock transactions during the year ended December 31, 2015.

Settlement Agreement – During the year ended December 31, 2015, the Company entered into settlement and release agreements, pursuant to which the Company agreed to issue an aggregate of 820,000 shares of common stock valued at $530,000 in full settlement and release of claims on certain assets acquired from Songstagram.

Shares Issuance to Employees – On July 18, 2015, the Company issued an aggregate total of 1,215,000 shares of restricted common stock as compensation to certain employees, which were fully vested as of December 31, 2015. The Company recorded a total of $607,500 of share-based compensation expense during the year ended December 31, 2015 for these grants.

Shares Issuance to Board of Directors – On July 21, 2015, the Company issued an aggregate total of 600,000 shares of restricted common stock as compensation to members of our board of directors. The shares vest over an 18-month period from the issuance date. On December 1, 2015, the Company granted an additional 500,000 shares of restricted common stock as compensation to a Board member which was immediately vested. The Company recorded a total of $123,909 of share-based compensation expense during the year ended December 31, 2015 for these grants. In October 2015, the Company issued 100,000 shares of common stock to a vendor for services to be provided pursuant to a services contract extending for 6 months through April 9, 2016. The Company also issued a vendor 24,000 shares of common stock as compensation. The Company recorded a total of $34,678 of share-based compensation expense during the year ended December 31, 2015 for this contract.

8.	Acquisition of Assets of Songstagram, Inc.

On December 11, 2014, Songstagram, Inc. (“Songstagram”) and Rocky Wright (“Wright”) issued secured promissory notes (collectively, the “Promissory Notes”) in connection with advances that the Company made to Songstagram and Wright. The advances were made by the Company in connection with ongoing negotiations for a possible acquisition of Songstagram or its assets by the Company. Pursuant to the Promissory Notes, Songstagram promised to pay the Company the principal sum of $475,000, together with interest at a rate equal to 8% per annum, and Wright promised to pay the Company the principal sum of $386,435, together with interest at a rate equal to 8% per annum. All unpaid principal, which totaled an aggregate of $861,435, together with any then-unpaid and accrued interest and other amounts payable under the Promissory Notes, were to be due and payable on the earlier of (i) the Company’s demand for payment; or (ii) when, upon or after the occurrence of an event of default, the Company declared such amounts due and payable or such amounts were made automatically due and payable under the terms of the Promissory Notes. During any period in which an event of default had occurred and was continuing, Songstagram and Wright, as applicable, were to pay interest on the unpaid principal balance at a rate of 13% per annum. The full amounts due under the Promissory Notes were secured by all of Songstagram’s assets and all of Wright’s assets related to Songstagram, as applicable, in accordance with security agreements dated December 11, 2014, as described below.

In connection with the Promissory Notes, the Company entered into security agreements (collectively, the “Security Agreements”) with each of Songstagram and Wright dated December 11, 2014. Pursuant to the Security Agreements, Songstagram and Wright, as applicable, agreed to, among other things; (i) pay all secured obligations when due; (ii) upon or following the occurrence of an event of default, pay all of the Company’s costs and expenses, including reasonable attorneys’ fees, incurred by the Company in the perfection, preservation, realization, enforcement and exercise of the Company’s rights, powers and remedies under the Security Agreements; and (iii) execute and deliver such documents as the Company deems necessary to create, perfect and continue the security interests.

F-31

Effective January 20, 2015, the Company entered into an acquisition agreement (the “Acquisition Agreement”) with Songstagram and Wright, pursuant to which the Company acquired from Wright all assets and intellectual property that Wright owned related to, or used in connection with: (i) the business of Songstagram, (ii) the assets owned and/or used by Songstagram, (iii) the Songstagram software application, (iv) the business and assets of Qubeey Inc. (“Qubeey”), and (v) all software applications of Qubeey, in consideration of the forgiveness of all principal and interest owing by Mr. Wright to the Company under the promissory note issued by Wright to the Company on December 11, 2014. In connection with the acquisition of certain IP, the Company also paid an additional $43,900 to Wright in January 2015.

In connection with the Acquisition Agreement and the Company’s prior demand for the repayment of all monies outstanding under the Promissory Note issued by Songstagram to the Company on December 11, 2014, as Songstagram was unable to repay such monies, Songstagram consented to the enforcement of the security granted under the Security Agreement with Songstagram by way of a strict foreclosure. In accordance with the terms of the Acquisition Agreement, and as further provided for in a surrender of collateral, consent to strict foreclosure and release agreement dated January 20, 2015 (the “Surrender of Collateral, Consent to Strict Foreclosure and Release Agreement”) between the Company and Songstagram, Songstagram agreed to turn over all collateral pledged under the Security Agreement and consented to the Company retaining such collateral in satisfaction of the indebtedness due under the Promissory Note issued by Songstagram to the Company.

Effective March 4, 2015, the Company entered into a settlement and release agreement with Songstagram and Jeff Franklin, pursuant to which the Company agreed to pay $10,000 and issue 500,000 shares of common stock to Mr. Franklin in full settlement and release of a claim he had on certain assets the Company acquired from Songstagram and in consideration for the transfer to us of a secured lien he held on assets of Qubeey. The shares of common stock issued to Mr. Franklin were valued at $250,000 and were included as part of the acquisition price of Songstagram.

Effective March 5, 2015, the Company entered into a settlement and release agreement with Songstagram and Art Malone Jr., pursuant to which the Company agreed to issue 320,000 shares of common stock to Mr. Malone in full settlement and release of a claim he had on certain assets the Company acquired from Songstagram. The shares of common stock issued to Mr. Malone were valued at $160,000 and were included as part of the acquisition price of Songstagram. The 320,000 shares of common stock were issued to Mr. Malone on April 29, 2015.

In July 2015, the Company agreed to issue an aggregate of 240,000 shares to two individuals pursuant to the Acquisition Agreement as payment for claims they had on certain assets acquired from Songstagram. The shares of common stock were valued at $120,000 and were included as part of the acquisition price of Songstagram. The shares of common stock have not been issued, although the Company expects them to be in the future.

9.	Stock Options

Effective October 16, 2014, the Company adopted the 2014 Stock Option Plan (the “Plan”) under the administration of our board of directors to retain the services of valued key employees and consultants of the Company.

F-32

On November 21, 2014, the Company entered into an executive employment agreement with Rory Cutaia, the Company’s Chief Executive Officer, and issued the following stock options in connection with the agreement: (i) 800,000 stock options, each exercisable into one share of our common stock at a price of $0.50 per share, 400,000 of which vested immediately and 400,000 which will vest one year from the execution date, on November 21, 2015 and (ii) 250,000 stock options on each anniversary of the execution date.

A summary of option activity for the years ended December 31, 2016 and 2015 are presented below.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at December 31, 2014	6,470,000	$0.50	-	$-
Granted	3,350,000	1.12	-	-
Forfeited	(2,163,750)	0.91	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2015	7,656,250	$0.66	4.87	$-
Granted	5,860,000	0.09	-	-
Forfeited	(2,985,297)	0.93	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2016	10,530,953	$0.33	4.03	$-

Vested December 31, 2016	6,801,577	$0.49		$-

Exercisable at December 31, 2016	5,748,933	$0.47		$-

The weighted average grant date fair value of options granted during the years ended December 31, 2016 and 2015 was $0.09 and $0.15 per option, respectively. The total expense recognized relating to stock options for the years ended December 31, 2016 and 2015 amounted to $457,881 and $836,592, respectively. As of December 31, 2016, total unrecognized stock-based compensation expense was $369,730 which is expected to be recognized as an operating expense through July 2019.

10.	Warrants

The Company has the following warrants as of December 31, 2016:

	Issuance Date	Expiration Date	Warrant Shares	Exercise Price
Warrant #1	November 12, 2014	November 12, 2019	600,000	$0.50
Warrant #2	March 21, 2015	March 20, 2018	48,000	$0.10
Warrant #3	October 30, 2015	October 30, 2020	600,000	$0.50
Warrant #4	December 1, 2015	April 1, 2017	9,719,879	$0.07
Warrant #5	April 4, 2016	April 4, 2019	2,452,325	$0.07
Warrant #6	April 4, 2016	April 4, 2019	2,429,530	$0.07
Warrant #7	December 15, 2016	December 14, 2019	176,000	$0.25
Warrant #8	December 30, 2016	December 29, 2019	2,429,530	$0.08
Outstanding at December 31, 2016			18,455,264

F-33

On November 12, 2014, the Company granted warrants to a consultant to purchase 600,000 shares of common stock at an exercise price of $0.50 per share. The warrants expire on November 12, 2019 and were fully vested on the grant date. The total share based compensation expense recognized relating to these warrants for the year ended December 31, 2014 amounted to $199,356.

On March 21, 2015, in connection with the DelMorgan agreement, the Company issued 48,000 warrants, each exercisable into one share of common stock at an exercise price of $0.10 per share. The warrants were fully vested on the date of the grant and expire on March 20, 2018. The warrants have been valued using the Black-Scholes pricing model as of the contract date. The total value of $20,114 has been recorded as a component of prepaid expenses and other current assets in the accompanying consolidated balance sheet as of December 31, 2015 and is being amortized over the life of the agreement.

On October 30, 2015, the Company granted warrants to a consultant to purchase 600,000 shares of common stock at an exercise price of $0.50 per share. The warrants expire on October 30, 2020 and were fully vested on the grant date. The total share based compensation expense recognized relating to these warrants for the year ended December 31, 2015 amounted to $20,719.

On December 1, 2015, the Company granted 9,719,879 warrants as consideration for the Company’s Chief Executive Officer and a Board of Director member agreeing to extend the payment terms of their respective note payable balances to a maturity date of April 1, 2017.

On April 4, 2016, the Company issued a secured convertible note to the Chief Executive Officer (“CEO”) and member of the Board of Directors, in the amount of $343,326, which represents additional sums that the CEO advanced to the Company during the period from December 2015 through March 2016, and is addition to all pre-existing loans made by, and notes held by the CEO (See Note 5). In consideration for this agreement the Company issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

On April 4, 2016, the Company issued an unsecured convertible note payable to Oceanside Strategies, Inc. (“Oceanside”) in the amount of $680,268 (See Note 6). In consideration for Oceanside’s agreement to convert the prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside d 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019.

Effective December 30, 2016, the Company entered into an extension agreement (the “Extension Agreement”) with Oceanside to extend the maturity date of the Note to and including August 4, 2017 (see Note 6). In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017 the Company issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019.

11.	INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2016	December 31, 2015

Net operating loss carry-forwards	$3,497,359	$2,640,747
Share based compensation	1,579,081	655,484
Amortization of intangible assets	535,158	576,150
Accrued officer’s compensation	121,017	35,325
State taxes	(356,157)	(231,259)
Less: Valuation allowance	(5,376,458)	(3,676,447)
Deferred tax assets, net	$-	$-

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The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	December 31, 2016	December 31, 2015

Statutory federal income tax rate	34.0%	34.0%
State taxes, net of federal benefit	5.9%	6.4%
Non-deductible items	-0.1%	-0.1%
Change in valuation allowance	-39.8%	-40.3%
	0.0%	0.0%

ASC 740 requires that the tax benefit of net operating losses carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a 100% valuation allowance against the asset amounts.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits as of the year end December 31, 2016 or 2015. The Company has not accrued for interest or penalties associated with unrecognized tax liabilities.

As of December 31, 2016, the Company had federal and state net operating loss carry forwards of approximately $8.2 million, which may be available to offset future taxable income for tax purposes. These net operating loss carry forwards begin to expire in 2034. This carry forward may be limited upon the ownership change under IRC Section 382.

12.	COMMITMENTS AND CONTINGENCIES

Operating Leases

Until June 2015, the Company leased office space in West Hollywood, California under an operating lease which provided for monthly rent of $6,700 through July 31, 2015. In June 2016, the Company moved its offices to a new location in Los Angeles, California under a new operating lease which provides for monthly rent of $2,950 through June 25, 2017. The Company had total rent expense for the year ended December 31, 2016 and 2015 of $68,328 and $143,428, respectively.

Employment Agreements

On November 21, 2014, we entered into an executive employment agreement effective November 1, 2014 with Rory Cutaia, our president, chief executive officer, secretary and treasurer. Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Cutaia an annual salary of $325,000, which will be increased each year by 10%, subject to the annual review and approval of our board of directors. Notwithstanding the foregoing, a mandatory increase of not less than $100,000 per annum will be implemented on our company achieving EBITDA break-even. In addition to the base salary, Mr. Cutaia will be eligible to receive an annual bonus in an amount up to $325,000, based upon the attainment of performance targets to be established by our board of directors, in its discretion.

The initial term of the employment agreement is five years and, upon expiration of the initial five-year term, it may be extended for additional one year periods on ninety days prior notice.

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In the event that: (i) Mr. Cutaia’s employment is terminated without cause, (ii) Mr. Cutaia is unable to perform his duties due to a physical or mental condition for a period of 120 consecutive days or an aggregate of 180 days in any 12 month period; or (iii) Mr. Cutaia voluntarily terminates the employment agreement upon the occurrence of a material reduction in his salary or bonus, a reduction in his job title or position, or the required relocation of Mr. Cutaia to an office outside of a 30 mile radius of Los Angeles, California, Mr. Cutaia will:

(a)	receive monthly payments of $27,083, or such sum as is equal to Mr. Cutaia’s monthly base compensation at the time of such termination, whichever is higher, and

(b)	be reimbursed for COBRA health insurance costs, in each case for 36 months from the date of such termination or to the end of the term of the agreement, whichever is longer.

In addition, Mr. Cutaia will have any and all of his unvested stock options immediately vest, with full registration rights; and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal sick days, etc., be deemed earned, vested and paid immediately.

As a condition to receiving the foregoing, Mr. Cutaia will be required to execute a release of claims, and a non-competition and non-solicitation agreement having a term which is the same as the term of the monthly severance payments described above.

Litigation

We have one pending litigation, filed on September 19, 2016. The action is captioned as Multicore Technologies, an Indian Corporation, plaintiff, v. Rocky Wright, an individual, bBooth, Inc., a Nevada corporation, and Blabeey, Inc., a Nevada corporation, defendants. The action is pending in the United States District Court for the Central District of California under Case No.: 2:16-cv-7026 DSF (AJWx). The First Amended Complaint was filed on January 27, 2017, alleging breach of implied-in-fact contract and quantum meruit relating to services Multicore allegedly performed on behalf of bBooth in connection with various web and mobile applications. Multicore is seeking damages of approximately $157,000 plus interest and cost of suit. We filed an Answer denying Multicore’s claims on March 13, 2017. We do not believe plaintiff’s claims of an implied contract or quantum meruit have any basis in fact, nor do we believe they have any other viable claims against us. We intend to vigorously defend the action and have determined not to create a reserve in our financial statements for an unfavorable outcome.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

13.	SUBSEQUENT EVENTS

On January 10, 2017, the Company approved and granted 5,000,000 non-qualified stock options to employees and 2,000,000 to a Director. Each exercisable into one share of our common stock at a price of $0.08 per share and vest 100% in three years from the grant date.

Effective February 14, 2017, the Company entered into a Securities Purchase Agreement, (the “Purchase Agreement”), by and between an otherwise unaffiliated, accredited investor (the “Purchaser”) and the Company in connection with our issuance and sale to the Purchaser of shares of Series A Preferred Stock under the terms and conditions as set forth in the Purchase Agreement (the “Sale”).

In connection with the Sale, our Board of Directors (our “Board”) authorized and approved a series of preferred stock to be known as “Series A Convertible Preferred Stock”, for which 1,050,000 shares, $0.0001 par value per share, were authorized and a Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, (the “Certificate”), was filed with the Office of the Secretary of State of the State of Nevada (the “State”) to effectuate the authorization. Pursuant to the Purchase Agreement, the purchase of shares of our Series A Preferred Stock may occur in several tranches (each, a “Tranche”; and, collectively, the “Tranches”). The First Tranche of $300,000 ($315,000 in stated value, represented by 315,000 shares of our Series A Preferred Stock) closed simultaneously with the execution of the Purchase Agreement on February 14, 2017 (the “First Closing”), and each additional Tranche shall close at such times and on such financial terms as may be agreed to by the Purchaser and us.

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Pursuant to the terms of the Purchase Agreement, the shares of our Series A Preferred Stock issued in the First Closing are to be redeemed by us in five (5) equal weekly payments (each, a “Redemption Payment”), commencing in approximately 180 days from the First Closing. All but one of the Redemption Payments may be made by us in cash or in shares of our common stock, at our option. One of the Redemption Payments must be made in shares of our common stock. Redemption Payments made using shares of our common stock will be valued based upon a VWAP formula, tied to the then-current quoted price of shares of our common stock, described with greater particularity in the Purchase Agreement.

On February 8, 2017, the Company extended International Monetary’s (“IM”) consulting agreement. The Parties have agreed to modify the terms of the Agreement as follows:

1.	Accrued Management Fees in the amount of $30,000 due and payable to IM by the Company shall be deemed paid in full by the issuance to IM of 400,000 ‘restricted shares’, as that term is defined in the Agreement. There shall be no further accrual of Management Fees as of the date hereof.

2.	The term of the Agreement, as set forth in item 2 thereof, shall be extended for an additional 6-month period, commencing as of the date hereof.

3.	Compensation for the additional 6-month term is 700,000 ‘restricted shares. The Shares shall be issued effective as of the date, hereof but delivered at the rate of 233,333 shares every 60 days during the term.

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

bBooth, Inc.

We have audited the accompanying consolidated balance sheet of bBooth, Inc. (the “Company”) as of December 31, 2016, and the related statement of consolidated operations, stockholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

Los Angeles, CA
March 31, 2017

F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

bBooth, Inc.

We have audited the accompanying consolidated balance sheet of bBooth, Inc. (the “Company”) as of December 31, 2015, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA
March 30, 2016

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$249
Legal fees and expenses	$10,000
Accounting fees and expenses	$17,000
Miscellaneous	$1,000

TOTAL	$28,249

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated articles of incorporation provide there shall be no personal liability of a director or an officer to the Company or our stockholders for damages for breach of fiduciary duty as a director or an officer, subject to specified exceptions.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling this company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Sales After June 30, 2017

Shares Issued for Services

Subsequent to June 30, 2017, we issued 119,434 shares of common stock to vendors with a fair value of $17,700 for services rendered with an aggregate fair value of $229,540.

Stock Options Issued

Subsequent to June 30, 2017 we issued 2,000,000 non-qualified stock options with a fair value of $229,540 and an exercise price of $0.25 per share to employees for services to be rendered.

Subsequent to June 30, 2017 1,000,000 non-qualified stock options were forfeited.

Preferred Stock Issued

On July 7, 2017, we issued 52,500 shares of Series A Preferred Stock for cash proceeds of $50,000. The Series A Preferred Stock has the same terms as described in Note 7, except that two weekly redemption payments shall be due, one on January 8, 2018, and the other on January 15, 2018, each in the amount of $26,250. As a result of this transaction, we will record a liability of $52,500 and a debt discount of $2,500 upon issuance.

On July 28, 2017, we agreed to issue 262,500 shares of Series A Preferred Stock for cash proceeds of $250,000. $125,000 was paid to us on July 28, 2017 and the remaining $125,000 was paid on September 1, 2017. The Series A Preferred Stock has the same terms as described in Note 7, except that ten weekly redemption payments shall be due, commencing February 28, 2018, each in the amount of $26,250. As a result of this transaction, we will record a liability of $262,500 and a debt discount of $12,500 upon issuance.

Warrants Issued as Part of a Note Extension

Effective August 4, 2017, we entered into an extension agreement with Rory J. Cutaia to extend the maturity date of the $343,326 Unsecured Note due on August 4, 2017 to December 4, 2018. In consideration for extending the Note we issued Mr. Cutaia 1,329,157 purchase warrants exercisable at $0.15 per share until August 3, 2020. All other terms of the Note remain unchanged. The Company recorded $172,456 of debt extinguishment to account for the issuance.

Effective August 4, 2017, we entered into an extension agreement with Oceanside to extend the maturity date of the Note to and including April 4, 2018. All other terms of the Note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to April 4, 2018, we issued Oceanside 1,316,800 purchase warrants exercisable at $0.15 per share until August 3, 2020. All other terms of the Note remain unchanged. The Company recorded $170,853 of debt extinguishment to account for the issuance.

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Shares Issued to Officers, Directors, or Advisory Board Members

Effective August 4, 2018, we issued the CEO 3,750,000 restricted shares of common stock with a fair value of $562,500.

Shares Issued for Conversion of Preferred Stock

Subsequent to June 30, 2017, 283,500 of Series A Preferred Stock plus the redemption premium and interest were redeemed through the issuance of 2,368,824 shares of common stock and a payment of $138,500. The fair value of the 2,368,824 shares was $263,876, the $118,698 in excess was recorded as interest expense as of September 30, 2017.

Shares Issued for Conversion of Note Payable

Subsequent to June 30, 2017, 564,195 shares of common stock were issued to make-whole the June 7, 2017 loan satisfaction agreement with Lucas Holdings. We recorded a loss of $70,965 to account for the fair market value of the shares.

Convertible Note Issued

Effective September 26, 2017, as a commitment fee under the Purchase Agreement for which we received no proceeds, we issued to Kodiak an unsecured Promissory Note (the “Commitment Note”), dated September 15, 2017, for the principal amount of $100,000 with interest at the rate of 5% per annum, payable nine months from the issue date. The Purchase Agreement provides that in the event this Registration Statement is not effective by December 31, 2017, through no fault of ours, the Commitment Note shall be deemed cancelled, null and void, and of no further force and effect. In exchange for proceeds of $100,000, we issued to Kodiak an additional unsecured Promissory Note (the “First Note”), dated September 15, 2017 and effective September 26, 2017, in the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. Upon the filing of this Registration Statement, and in exchange for additional proceeds of $100,000, we issued to Kodiak an additional note (the “Second Note”) for the principal amount of $110,000 with interest at the rate of 5% per annum, payable six months from the issue date. (The Commitment Note, the First Note, and the Second Note hereinafter referred to collectively as the “Notes”) The principal amount and accrued interest under the Notes are not convertible except in the event of default. In the event of default, the conversion price for the Notes shall be the lesser of $0.25 per share or 70% of the lowest trading price during the ten-trading-day period prior to the conversion date. Conversion of the Notes is subject to the Beneficial Ownership Limitation. None of the shares underlying any of the Notes is being registered under this Registration Statement. We issued the Notes in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 promulgated under the Securities Act of 1933, as amended.

Effective September 26, 2017, and as an additional commitment fee under the Purchase Agreement, we issued to Kodiak two Common Stock Purchase Warrants, each dated September 15, 2017, the first of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.15 per share (the “First Warrant”), and the second of which entitles Kodiak to purchase up to 1,000,000 shares of our Common Stock at an exercise price of $0.20 per share (the “Second Warrant”). The Purchase Agreement also provides for the issuance of a third Common Stock Purchase Warrant as an additional commitment fee, entitling Kodiak to purchase up to 4,000,000 shares of our common stock at an exercise price of $0.25 per share (the “Third Warrant”), to be issued only upon, and subject to, the occurrence of the first Closing Date. (The First, Second, and Third Warrants are hereinafter referred to collectively as the “Warrants”). The exercise price and number of common shares to be issued under each of the Warrants are subject to adjustments provided for in each such Warrant and are also subject to the Beneficial Ownership Limitation. The Company is in the process of determining the account effect of the above transactions. None of the shares underlying any of the Warrants is being registered under this Registration Statement.

On August 21, 2017, we issued an unsecured convertible note to Lucas Holdings in the amount of $100,000. The “Maturity Date” is March 21, 2018. A one-time interest charge of five percent (5%) (“Interest Rate”) is to be applied on the Issuance Date to the original principal amount. In addition, there is a 5% Original Issue Discount. As a result of this transaction the Company will record a liability of $110,250 and a debt discount of $64,600 upon issuance.

II-3

Stock Subscription

On August 24, 2017, we issued 250,000 common shares for net proceeds of $20,000.

Warrants Issued for Settlement of a Claim

On September 16, 2017, we issued 275,000 share purchase warrants, exercisable at $.08 per share until March 15, 2018 to Brian Manduca, in full settlement and release of a disputed, unasserted claim. The Company recorded compensation expense of $10,057 to account for the issuance.

Sales Prior to June 30, 2017

Shares Issued for Services.

We issue shares of our common stock to vendors for services rendered which are expensed based on fair market value of the shares of common stock at the date of grant. For the six months ended June 30, 2017, we issued 3,224,333 shares of our common stock to vendors and recorded stock compensation expense of $963,779. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On February 19, 2017, we amended an agreement with a vendor and issued 400,000 shares of our common stock as full and final payment to the vendor on accounts payable owed of $30,000. The fair value of the shares was $56,000, and a loss on extinguishment of debt totaling $26,000 was recorded as part of the transaction. In addition, we extended the term for an additional six months and agreed to issue 700,000 shares of common our stock for services to be rendered. The shares of common stock vest in equal installments every two months and will be valued based upon its vesting date. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Convertible Note Issued

On June 19, 2017, in exchange for proceeds of $100,000, we issued an unsecured convertible note to Lucas Holdings in the amount of $100,000. In addition, we issued 50,000 shares of our common stock and a three-year warrant to acquire 330,000 shares of our common stock at a per share exercise price of $0.30. The Maturity Date is February 18, 2018. A one-time interest charge of five percent (5%) is to be applied on the Issuance Date to the original principal amount. In addition, there is a 5% Original Issue Discount. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Warrants Issued as Part of a Note Extension

On May 4, 2017, we entered into an extension agreement with Rory J. Cutaia to extend the maturity date of the $1,198,883 Secured Note due on April 1, 2017 to August 1, 2018. In consideration for extending the note we issued Mr. Cutaia 1,755,192 warrants at a per share exercise price of $0.355. All other terms of the note remain unchanged. The Company determined that the extension of the note’s maturity resulted in a debt extinguishment for accounting purposes since the fair value of the warrants granted was more than 10% of the recorded value of the original convertible note. As a result, we recorded the fair value of the new note which approximates the original carrying value of $1,198,883 and expensed the entire fair value of the warrants granted of $517,291 as part of loss on debt extinguishment. As of June 30, 2017, and December 31, 2016, the principal amount of the note payable was $1,198,883.

Shares Issued for Stock Subscription

For the six months ended June 30, 2017, we issued 6,275,000 shares of our common stock for net proceeds of $430,000.

II-4

Shares Issued for Conversion of Note Payable

Shares Issued from Conversion of Note Payable. On June 7, 2017, we entered into a Satisfaction Agreement with Lucas Hoppel (the “Buyer”), pursuant to which we converted a $92,400 note payable to him into 462,000 shares of our common stock (the “Shares”). In the event the Buyer did not realize sufficient proceeds through sales of the Shares equal to or greater than $92,400, after deduction of reasonable sale transaction-related expenses, we agreed to issue additional shares to make up the deficiency or to pay such deficiency in cash, at our option. We agreed that this “Make Whole” provision shall expire and be of no further force and effect on the date the sum of net proceeds realized from the sale of the initial issuance of 462,000 shares is equal to or great than $92,400; or any deficiency is paid in cash by us at our option; or June 7, 2018, whichever occurs first. On September 25, 2017, the Buyer notified us that note was satisfied in full and the Make Whole provision was deemed null and void and of no further force and effect. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Stock Options Issued

For the six months ended June 30, 2017, the Company approved and granted 5,500,000 non-qualified stock options to employees and 2,000,000 to a Director with an aggregate fair value of $684,787. Each exercisable into one share of our common stock and vest 100% in three years from the grant date.

For the six months ended June 30, 2017, the Company approved and granted 5,000,000 non-qualified stock options to consultants with an aggregate fair value of $1,228,046. Each exercisable into one share of our common stock. The options vest based on consultant achieving quantifiable milestones. As of June 30, 2017, the Company determined that the probability of the consultants achieving these milestones was probable. As a result, the Company record compensation expense of $56,335 to account the estimated 296,527 options that vest.

Shares Issued to Officers, Directors, or Advisory Board Members

Effective May 4, 2017, we entered into a three-year employment agreement with our Chief Financial Officer. As part of the employment agreement we issued 500,000 restricted shares of our common stock with a fair value of $177,500 and 500,000 non-qualified options that vest annually over 3 years with an exercise price per share of $.355.

Preferred Stock Issued

Effective February 14, 2017, we entered into a Securities Purchase Agreement, (the “Purchase Agreement”), by and between an otherwise unaffiliated, accredited investor (the “Purchaser”) and us in connection with our issuance and sale to the Purchaser of shares of Series A Preferred Stock under the terms and conditions as set forth in the Purchase Agreement (the “Sale”).

In connection with the Sale, our Board of Directors (our “Board”) authorized and approved a series of preferred stock to be known as “Series A Convertible Preferred Stock”, for which 1,050,000 shares, $0.0001 par value per share, were authorized and a Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, (the “Certificate”), was filed with the Office of the Secretary of State of the State of Nevada (the “State”) to effectuate the authorization. Pursuant to the Purchase Agreement, the purchase of shares of our Series A Preferred Stock may occur in several tranches (each, a “Tranche”; and, collectively, the “Tranches”). The First Tranche of $300,000 ($315,000 in stated value, represented by 315,000 shares of our Series A Preferred Stock) closed simultaneously with the execution of the Purchase Agreement on February 14, 2017, and each additional Tranche shall close at such times and on such financial terms as may be agreed to by the Purchaser and us. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-5

2016 Sales of Equity

Shares Issued to Officers, Directors, or Advisory Board Members

Effective September 14, 2016, we issued 750,000 shares of our company’s common stock to James P. Geiskopf, a director of our company, as compensation for additional services provided and to be provided to our company by Mr. Geiskopf in the newly expanded role of Lead Director. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On May 2, 2016, we granted 600,000 shares of our common stock to both Dan Fleyshman and Branden Hampton as compensation for joining our Advisory Board. In issuing the shares to these individuals, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Effective April 4, 2016, we issued 500,000 shares of our common stock to James P. Geiskopf, a director of our company, as compensation for services provided and to be provided to our company during 2016. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Shares Issued for Services

On August 15, 2016, we issued 800,000 “restricted” shares of our common stock, as that term is defined by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), to International Monetary for investor relations services as well as certain corporate finance advisory services. IM is a U.S. Person (as that term is defined in Regulation S of the Securities Act) and an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing securities to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

We issue common shares to consultants and vendors for services rendered that are expensed based on fair market value of the stock on the date of grant, or as the services were performed. For the year ended December 31, 2016, we issued 6,388,334 shares of our common stock for services and recorded stock compensation expense of $726,789.

Effective July 12, 2016, our board approved the execution of a term sheet with a consultant in which the consultant will receive 5,000,000 restricted common shares that vest over 3 years in increments of 1,666,667 shares every year The shares are being valued at the trading price of our common shares as of the date the shares vest. During the year ended December 31, 2016, we recognized a cost of $90,500 related to the 765,000 shares earned during the period. As the shares have not yet vested, they are not being reflected as outstanding at December 31, 2016. In addition, the consultant will receive cash compensation equal to 50% of “net revenue” generated through a to-be-formed wholly owned subsidiary “through which mutually approved booth related opportunities will be conducted”.

Shares Issued Pursuant to a Note

Effective December 30, 2016, we entered into an extension agreement with Oceanside to extend the maturity date of the note to August 4, 2017. All other terms of the note remain unchanged. In consideration for Oceanside’s agreement to extend the maturity date to August 4, 2017, we issued Oceanside 2,429,530 share purchase warrants, exercisable at $0.08 per share until December 29, 2019.

On December 15, 2016, we entered into an agreement with Lucas Holdings as “buyer”, whereby we agreed to issue and sell to the buyer (i) a non-interest bearing Note in the principal amount of $250,000 for proceeds to be paid in tranches, (ii) Warrants, and (iii) shares of our common stock. The “Maturity Date” shall be six months from the issuance date of proceeds under the Note. A one-time interest charge of five percent 5% is to be applied on the issuance date to the original principal amount. In addition, there is a 10% original issue discount that is to be prorated based on the consideration paid by the buyer. On December 16, 2016, the buyer purchased for $80,000 the first tranche of the Note and (i) a three-year warrant to acquire 176,000 shares of our common stock with an exercise price of $0.25 per share, and (ii) 240,000 shares of our common stock. Upon the occurrence of an event of default, the buyer shall have the right, but not the obligation, to convert the outstanding balance into shares of our common stock, at a “conversion price” equal to 70% of the average volume weighted average price for the twenty trading days immediately preceding the applicable conversion date. We did not account for the conversion feature of the note as it is a contingent event that is payable only upon default of the note. It is our current intention to pay the note off before maturity.

II-6

Effective April 4, 2016, we issued an unsecured convertible note payable to Oceanside Strategies, Inc. (“Oceanside”) in the amount of $680,268.50 (the “Note”). The Note superseded and replaced all previous notes and liabilities due to Oceanside for sums Oceanside loaned to our company in 2014 and 2015. The Note bears interest at the rate of 12% per annum, compounded annually and had a maturity date of December 4, 2016. In consideration for Oceanside’s agreement to convert all prior notes from current demand notes and extend the maturity date to December 4, 2016, we granted Oceanside the right to convert up to 30% of the amount of the Note into shares of our company’s common stock at $0.07 per share and we issued 2,429,530 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 25% of the amount of the Note. The Note was issued to Oceanside, a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

Effective April 4, 2016, we issued a secured convertible note to Rory J. Cutaia, the Chief Executive Officer and a director of our company, in the amount of $343,325.56, which represents additional sums that Mr. Cutaia advanced to our company during the period from December 2015 through March 2016, and is addition to all pre-existing loans made by, and notes held by Mr. Cutaia. This note bears interest at the rate of 12% per annum, compounded annually. In consideration for Mr. Cutaia’s agreement to extend the repayment date to August 4, 2017, we granted Mr. Cutaia the right to convert up to 30% of the amount of the such note into shares of our company’s common stock at $0.07 per share and issued 2,452,325 share purchase warrants, exercisable at $0.07 per share until April 4, 2019, which warrants represent 50% of the amount of such note. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. In connection with the issuance of this note, we entered into a security agreement whereby we granted security over all of our company’s assets as security for repayment of the note.

Effective April 4, 2016, we also issued an unsecured convertible note payable to Mr. Cutaia in the amount of $121,875.00, which represents the amount of the accrued but unpaid salary owed to Mr. Cutaia for the period from December 2015 through March 2016. In consideration for Mr. Cutaia’s agreement to extend the payment date to August 4, 2017, we granted Mr. Cutaia the right to convert the amount of the such note into shares of our company’s common stock at $0.07 per share. This note bears interest at the rate of 12% per annum, compounded annually. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the shares to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Stock Options Issued

Effective May 12, 2016, we issued 750,000 options to purchase shares of our company’s common stock at an exercise price equal to $0.095 per share, representing the then current closing price of the stock on the date of issuance, to James P. Geiskopf, a director of our company, as compensation for services to be provided to our company through 2017. The options are subject to a vesting schedule, vesting on December 31, 2017. Mr. Geiskopf is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

II-7

Effective May 12, 2016, we issued 1,250,000 options to purchase shares of our company’s common stock at an exercise price equal to $0.095 per share, representing the then current closing price of the stock on the date of issuance, to Rory J. Cutaia, Chief Executive Officer and a director of our company, as additional compensation for services to be provided to our company through 2017 and in consideration for the deferment of agreed-to cash compensation. The options are subject to a vesting schedule, vesting on December 31, 2017. Mr. Cutaia is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the options to him, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

During 2016 we issued an additional 3,860,000 qualified stock options.

During 2016 the 2,958,297 qualified stock options were forfeited.

Shares Issued for Stock Subscription

On April 4, 2016, we sold pursuant to private placement subscription agreement, an aggregate of 5,722,222 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $257,500 to four purchasers. One of the purchasers was a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and an accredited investor (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such person, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On May 16, 2016, we sold pursuant to private placement subscription agreements, an aggregate of 12,375,555 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $556,900 to nine purchasers. Six of the purchasers were U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public. Three of the purchasers were non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the securities were offered in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 8,763,001 shares of our company’s common stock, at a price of $0.06 per share, for aggregate gross proceeds of $525,780 to five purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

In May 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 1,224,777 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $77,600 to five purchasers, two of which were U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)) and accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-8

In June 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 1,100,000 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $49,500 to three purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

In July 2016 we sold, pursuant to private placement subscription agreements, an aggregate of 1,650,000 shares of our company’s common stock, at a price of $0.045 per share, for aggregate gross proceeds of $74,250 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On September 16, 2016, we sold, pursuant to private placement subscription agreements, an aggregate of 500,000 shares of our Company’s common stock, at a price of $0.05 per share, for aggregate gross proceeds of $25,000 to two purchasers. All of the purchasers were accredited investors (as that term is defined in Regulation D of the Securities Act). In issuing the shares to such persons, we relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Stock Repurchases

On January 28, 2016, we entered into stock repurchase agreements (the “Repurchase Agreements”) with three former employees and consultants to acquire an aggregate total of 9,011,324 shares of our common stock. Pursuant to the terms of the Repurchase Agreements, we had the right to purchase the shares at a price of $0.02 per share on or before April 15, 2016. In accordance with the terms of the Repurchase Agreements, the Company repurchased 8,311,324 shares for total of $166,226 during the year ended December 31, 2016.

2015 Sales of Equity

Shares Issued for Settlement of a Claim

On April 29, 2015, we issued 320,000 shares of common stock to Art Malone Jr., at a deemed price of $0.50 per share, in full settlement and release of a claim he had on certain assets acquired from Songstagram. The shares were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 as Mr. Malone was an “accredited investor” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

On March 10, 2015, we issued 500,000 shares of common stock to Jeff Franklin, at a deemed price of $0.50 per share, in full settlement and release of a claim he had on certain assets acquired from Songstagram. The shares were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act, as Mr. Franklin was an “accredited investor” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

Shares Issued Pursuant to a Note

Effective March 20, 2015, we issued a note in the principal amount of $125,000 and 24,000 common stock purchase warrants to a third-party lender, and 24,000 common stock purchase warrants to DelMorgan Group LLC. The securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act and/or Section 4(a)(2) of the Securities Act, as the lender and DelMorgan Group LLC were both “accredited investors” as such term is defined in Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of these securities and did not offer the securities to the public.

II-9

On various dates during our fiscal year ended December 31, 2015, Rory J. Cutaia, our majority stockholder and Chief Executive Officer, loaned to us an aggregate principal amount of $1,203,242. The loans were unsecured, due on demand, and bore interest at 12% per annum. On December 1, 2015, we entered into a Secured Convertible Note in favor of Mr. Cutaia, whereby all outstanding principal and accrued interest owed to Mr. Cutaia from previous loans, which amounted to an aggregate of $1,248,883 were consolidated under a note payable agreement, bearing interest at 12% per annum, and with a new maturity date of April 1, 2017. In consideration for Mr. Cutaia’s agreement to consolidate the loans and extend the maturity date, we granted Mr. Cutaia a senior security interest in substantially all current and future assets of ours. Per the terms of the agreement, at Mr. Cutaia’s discretion, he may convert up to $374,665 of outstanding principal, plus accrued interest thereon, into shares of common stock at a conversion rate of $0.07 per share. On April 4, 2016 $50,000 of this note was converted into another note (see below).

On December 1, 2015, we entered into an Unsecured Convertible Note in favor of Mr. Cutaia in the amount of $189,000, bearing interest at 12% per annum, representing a portion of Mr. Cutaia’s accrued salary for 2015. The note extends the payment terms to a new maturity date of on April 1, 2017. The outstanding principal and accrued interest may be converted at Mr. Cutaia’s discretion into shares of our common stock at a conversion rate of $0.07.

On December 1, 2015, we entered into an Unsecured Note in favor of a consulting firm owned by Michael Psomas, a former member of our Board of Directors, in the amount of $111,901 representing unpaid fees earned for consulting services previously rendered but unpaid as of November 30, 2015. The outstanding amounts bear interest at 12% per annum, and are due in full on April 1, 2017.

In 2015, we granted 8,920,593 warrants to Mr. Cutaia and 799,286 warrants to Mr. Psomas as consideration for their extension of their respective notes payable balances to a maturity date of April 1, 2017. The warrants are immediately vested and have an exercise price of $0.07 and expire on November 30, 2018. The warrants have been valued using the Black-Scholes valuation model and have an aggregate value of $424,758. The value has been recorded as a discount to the outstanding notes payable – related parties on the accompanying consolidated balance sheet, and was being amortized into interest expense over the extended maturity periods of April 1, 2017.

Warrants Issued to a Consultant

On October 30, 2015, we granted warrants to a consultant to purchase up to 600,000 shares of our common stock at an exercise price of $0.50 per share. The warrants expire on October 30, 2020 and were fully vested on the grant date. The total share based compensation expense recognized relating to these warrants for the year ended December 31, 2015 amounted to $20,719.

Shares Issued to Employees

On July 18, 2015, we issued an aggregate of 1,215,000 shares of restricted common stock as compensation to certain employees, which were fully vested as of December 31, 2015. The Company recorded a total of $607,500 of share-based compensation expense during the year ended December 31, 2015 for these issuances.

Shares Issued to Board of Directors

On July 21, 2015, we issued an aggregate of 600,000 shares of restricted common stock as compensation to members of our Board of Directors. The shares vest over an 18-month period from the issuance date. On December 1, 2015, we granted an additional 500,000 shares of restricted common stock as compensation to a Board member, which was immediately fully vested. We recorded a total of $123,909 of share-based compensation expense during the year ended December 31, 2015 for these grants. In October 2015, we issued 100,000 shares of common stock to a vendor for services to be provided pursuant to a services contract extending for 6 months through April 9, 2016. We also issued a vendor 24,000 shares of common stock as compensation. We recorded a total of $34,678 of share-based compensation expense during the year ended December 31, 2015 for this contract.

II-10

Stock Options Issues

During our 2015 fiscal year, we issued an additional 3,350,000 qualified stock options.

During our 2015 fiscal year, 2,163,750 qualified stock options were forfeited.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this Registration Statement on Form S-1.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-11

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on October 12, 2017.

nFÜSZ, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chief Executive Officer

By:	/s/ Jeffery R. Clayborne
Jeffery R. Clayborne
Chief Financial Officer

NOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Rory J. Cutaia, as his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chief Executive Officer (Principal Executive Officer)	October 12, 2017
Rory J. Cutaia

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EXHIBIT INDEX

Exhibit No.	Description

2.1(2)	Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc., bBooth (USA), Inc. (formerly bBooth, Inc.) and the stockholders of bBooth (USA), Inc. (formerly bBooth, Inc.)
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
3.3(2)	Certificate of Change
3.4(2)	Articles of Merger
4.1(13)	Common Stock Purchase Warrant (First Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC
4.2(13)	Common Stock Purchase Warrant (Second Warrant dated September 15, 2017, issued to Kodiak Capital Group, LLC
4.3(13)	Common Stock Purchase Warrant (Third Warrant) dated September 15, 2017, issued to Kodiak Capital Group, LLC
4.4(13)	Promissory Note (Commitment Note), dated September 15, 2017, to Kodiak Capital Group, LLC
4.5(13)	Promissory Note (First Note), dated September 15, 2017, to Kodiak Capital Group, LLC
4.6(13)	Promissory Note (Second Note), dated September 15, 2017, issued to Kodiak Capital Group, LLC
5.1(14)	TroyGould PC legal opinion
10.1(2)	2014 Stock Option Plan
10.2(3)	Employment Agreement – Rory Cutaia
10.3(4)	12% Secured Convertible Note Issued to Rory J. Cutaia
10.4(4)	Security Agreement Issued to Rory J. Cutaia in Connection with 12% Secured Convertible Note
10.5(4)	12% Unsecured Convertible Note issued to Rory J. Cutaia
10.6(4)	12% Unsecured Note issued to Audit Prep Services, LLC
10.7(5)	Form of Stock Repurchase Agreements
10.8(6)	Form of Private Placement Subscription Agreement
10.9(6)	Form of 12% Secured Convertible Note Issued to Rory J. Cutaia
10.10(6)	Form of Security Agreement Issued to Rory J. Cutaia in Connection with 12% Secured Convertible Note
10.11(6)	Form of Warrant Agreement for Rory J. Cutaia
10.12(6)	Form of 12% Unsecured Convertible Note issued to Rory J. Cutaia
10.13(6)	Form of 12% Unsecured Convertible Note issued to Oceanside Strategies, Inc.
10.14(6)	Form of Warrant Agreement for Oceanside Strategies, Inc.
10.15(7)	Private Placement Subscription Agreement
10.16(7)	Form of Option Agreement for Messrs. Geiskopf and Cutaia
10.17(8)	July 12, 2016 Term Sheet with Nick Cannon

II-13

Exhibit No.	Description

10.18(8)	Form of Option Agreement for Jeff Clayborne
10.19(9)	Form of Engagement Agreement dated August 8, 201 between bBooth, Inc. and International Monetary
10.20(10)	Private Placement Subscription Agreement
10.21(11)	April 2016 12% Unsecured Convertible Note issued to Oceanside Strategies, Inc.
10.22(11)	Extension Agreement and Amendment to 12% Unsecured Convertible Note issued to Oceanside Strategies, Inc.
10.23(11)	Warrant Agreement for Oceanside Strategies, Inc.
10.24(12)	Securities Purchase Agreement by and between the Company and the Purchaser, dated February 13, 2017
10.25(12)	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, dated February 13, 2017
10.26(12)	Letter from Anton & Chia, LLP, dated February 15, 2017 to the Securities and Exchange Commission
10.27(12)	Press release dated February 21, 2017
10.28(13)	Equity Purchase Agreement dated September 15, 2017 between nFüsz, Inc. and Kodiak Capital Group, LLC
10.29(13)	Registration Rights Agreement dated September 15, 2017 between nFüsz, Inc. and Kodiak Capital Group, LLC
10.30(14)	Amendment to Registration Rights Agreement, dated October 12, 2017, between nFüsz, Inc. and Kodiak Capital Group, LLC
21.1	Subsidiaries bBooth (USA), Inc. (Nevada) Global System Designs Inc. (Canada)
23.1(14)	Consent of TroyGould PC (contained in the opinion filed as Exhibit 5.1 hereto)
23.2(14)	Consent of Weinberg & Company, P.A.
23.3(14)	Consent of Anton & Chia, LLP

(1)	Previously filed as exhibits to our company’s registration statement on Form S-1, on April 8, 2013, File Number 333-187782 and incorporated herein.
(2)	Previously filed as exhibits to our Company’s Current Report on Form 8-K on October 22, 2014 and incorporated herein.
(3)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on November 24, 2014 and incorporated herein.
(4)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on December 1, 2015 and incorporated herein.
(5)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on January 28, 2016 and incorporated herein.
(6)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on April 4, 2016 and incorporated herein.
(7)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on May 5, 2016 and incorporated herein.
(8)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on July 12, 2016 and incorporated herein.
(9)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on August 8, 2016 and incorporated herein.
(10)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on September 14, 2016 and incorporated herein.
(11)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on January 7, 2017 and incorporated herein.
(12)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on February 14, 2017 and incorporated herein.
(13)	Previously filed as an exhibit to our Company’s Current Report on Form 8-K on October 2, 2017 and incorporated herein.
(14)	Filed herewith.

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